                                                                    EXHIBIT 10.1

                              OFFICE BUILDING LEASE

                                     BETWEEN

              24000 DEVELOPMENT LLC, A WASHINGTON LIMITED LIABILITY

                                    COMPANY

                                    LANDLORD

                                       AND

                    EMULEX DESIGN & MANUFACTURING CORPORATION

                                     TENANT

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
1.  BASIC LEASE TERMS......................................................................................     1
2.  PREMISES AND EXTERIOR AREAS............................................................................     3
    (a)      Premises......................................................................................     3
    (b)      Mutual Covenants..............................................................................     3
    (c)      Tenant's Use of Exterior Areas................................................................     3
    (d)      Operation of Building and Exterior Areas......................................................     4
3.  TERM...................................................................................................     4
4.  POSSESSION.............................................................................................     4
    (a)      Delivery of Possession........................................................................     4
    (b)      Condition of Premises.........................................................................     4
    (c)      Delays in Delivery............................................................................     4
5.  RENT...................................................................................................     5
    (a)      Monthly Base Rent.............................................................................     5
    (b)      Late Payments.................................................................................     5
    (c)      Abatement.....................................................................................     5
    (d)      Abated Monthly Base Rent......................................................................     6
6.  OPERATING EXPENSES; REAL PROPERTY TAXES AND ASSESSMENTS; UTILITIES COSTS...............................     6
    (a)      Covenant to Pay...............................................................................     6
    (b)      Estimate Statement............................................................................     6
    (c)      Reconciliation Statement......................................................................     6
    (d)      Miscellaneous.................................................................................     6
    (e)      Audit Rights..................................................................................     7
    (f)      Controllable Operating Expenses...............................................................     7
7.  USE....................................................................................................     7
    (a)      Tenant's Use of the Premises..................................................................     7
    (b)      Compliance....................................................................................     7
    (c)      Hazardous Materials...........................................................................     7
8.  NOTICES................................................................................................     9
9.  BROKERS................................................................................................     9
10. SURRENDER; HOLDING OVER................................................................................     9
    (a)      Surrender.....................................................................................     9
    (b)      Holding Over..................................................................................     9
11. TAXES ON TENANT'S PROPERTY; RENT TAX...................................................................    10

                                      (i)

                                                                                                              PAGE
                                                                                                              ----
    (a)      Taxes on Tenant's Property....................................................................    10
    (b)      Rent Tax......................................................................................    10
12. ALTERATIONS............................................................................................    10
    (a)      Permitted Alterations.........................................................................    10
    (b)      Landlord's Approval...........................................................................    10
    (c)      Contractors...................................................................................    11
    (d)      Manner of Performance.........................................................................    11
    (e)      Ownership.....................................................................................    11
    (f)      Personal Property.............................................................................    11
13. REPAIRS................................................................................................    11
    (a)      Landlord's Obligations........................................................................    11
    (b)      Tenant's Obligations..........................................................................    12
    (c)      Self-Help.....................................................................................    12
14. LIENS..................................................................................................    12
15. ENTRY BY LANDLORD......................................................................................    12
16. UTILITIES AND SERVICES.................................................................................    13
17. INSURANCE..............................................................................................    13
    (a)      Tenant's Insurance............................................................................    13
    (b)      Supplemental Tenant Insurance Requirements....................................................    13
    (c)      Mutual Waiver of Parties......................................................................    14
    (d)      Waiver of Insurers............................................................................    14
    (e)      Landlord Insurance............................................................................    14
    (f)      Blanket Insurance.............................................................................    14
18. DAMAGE OR DESTRUCTION..................................................................................    14
    (a)      Partial Destruction...........................................................................    14
    (b)      Substantial Destruction.......................................................................    15
    (c)      Restoration Obligations.......................................................................    15
    (d)      Abatement of Rent.............................................................................    15
    (e)      Inability to Complete.........................................................................    15
    (f)      Damage Near End of Term.......................................................................    15
    (g)      Termination...................................................................................    15
    (h)      Subordination.................................................................................    16
19. EMINENT DOMAIN.........................................................................................    16
    (a)      Substantial Taking............................................................................    16
    (b)      Partial Taking; Abatement of Rent.............................................................    16

                                      (ii)

                                                                                                             PAGE
                                                                                                             ----
    (c)      Condemnation Award............................................................................   16
    (d)      Temporary Taking..............................................................................   16
20. DEFAULTS AND REMEDIES..................................................................................   16
    (a)      Defaults......................................................................................   16
    (b)      Landlord's Remedies...........................................................................   17
    (c)      Landlord's Remedies; Performance for Tenant...................................................   17
    (d)      Late Payment..................................................................................   17
    (e)      Rights and Remedies Cumulative................................................................   18
21. LANDLORD'S DEFAULT.....................................................................................   18
22. ASSIGNMENT AND SUBLETTING..............................................................................   18
    (a)      Restriction on Transfer.......................................................................   18
    (b)      Non-Transfers.................................................................................   19
    (c)      Transfer Notice...............................................................................   19
    (d)      Excess Rent...................................................................................   19
    (e)      Miscellaneous.................................................................................   19
    (f)      No Release....................................................................................   20
    (g)      Costs.........................................................................................   20
    (h)      Landlord Cooperation..........................................................................   20
23. SUBORDINATION..........................................................................................   20
    (a)      Current Lienholders...........................................................................   20
    (b)      Future Liens..................................................................................   20
    (c)      Attornment....................................................................................   20
24. ESTOPPEL CERTIFICATE...................................................................................   21
    (a)      Tenant's Obligations..........................................................................   21
    (b)      Tenant's Failure to Deliver...................................................................   21
    (c)      Landlord's Obligations........................................................................   21
    (d)      Landlord's Failure to Deliver.................................................................   21
25. WAIVER.................................................................................................   22
26. PARKING................................................................................................   22
27. FORCE MAJEURE..........................................................................................   22
28. SIGNS..................................................................................................   22
29. QUIET ENJOYMENT........................................................................................   22
30. EXTENSION OPTIONS......................................................................................   23
31. ROOFTOP COMMUNICATION EQUIPMENT........................................................................   24
32. LANDLORD'S ACQUISITION OF LAND.........................................................................   24

                                     (iii)

                                                                                                             PAGE
                                                                                                             ----
    (a)      Purchase Agreement............................................................................   24
    (b)      Property Materials............................................................................   24
    (c)      Effectiveness.................................................................................   25
33. MISCELLANEOUS..........................................................................................   25
    (a)      Keys..........................................................................................   25
    (b)      Conflict of Laws..............................................................................   25
    (c)      Successors and Assigns........................................................................   25
    (d)      Attorneys' Fees...............................................................................   25
    (e)      Terms and Headings............................................................................   25
    (f)      Time..........................................................................................   25
    (g)      Prior Agreement; Amendments...................................................................   25
    (h)      Authority.....................................................................................   25
    (i)      Separability..................................................................................   26
    (j)      Counterparts; Copy............................................................................   26
    (k)      Landlord's Liability; Transfer................................................................   26
    (l)      Financial Information.........................................................................   26
    (m)      Title 51 Waiver...............................................................................   27
    (n)      Arbitration...................................................................................   27

EXHIBITS:

A    Legal Description of Land

B    Work Letter Agreement

C Definition of Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs

D    Standards for Utilities and Services

E    Subordination, Non-Disturbance and Attornment Agreement

F-1  Tenant Estoppel Certificate

F-2  Landlord Estoppel Certificate

SCHEDULES:

D-1  Janitorial Specifications

                                      (iv)

                              OFFICE BUILDING LEASE

This OFFICE BUILDING LEASE ("Lease") is entered into as of the 25th day of August, 2005 (the "Effective Date") by and between 24000 Development LLC, a Washington limited liability company ("Landlord"), and EMULEX DESIGN & MANUFACTURING CORPORATION, a Delaware corporation ("Tenant") (collectively, the "Parties").

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a) LANDLORD: 24000 Development LLC, a Washington limited liability company

(b) LANDLORD'S ADDRESS (FOR NOTICES):

                 6850 - 126th Ave NE
                 Kirkland, WA 98033
                 Attention: Stavros Anastasiou

or such other place as Landlord may from time to time designate by notice to Tenant.

(c) TENANT: Emulex Design & Manufacturing Corporation, a Delaware corporation.

(d) TENANT'S ADDRESS (FOR NOTICES):

                 Emulex Design & Manufacturing Corporation
                 3333 Susan Street
                 Costa Mesa, California  92626
                 Attention:  Sadie Herrera, EVP HR and Facilities

      In each case with a copy to

                 Emulex Corporation
                 3333 Susan Street
                 Costa Mesa, California 92626
                 Attention:  Randall Wick, Esq., General Counsel

or such other place as Tenant may from time to time designate by notice to Landlord.

(e) BUILDING: An office building situated on land legally described in Exhibit "A" attached hereto (the "Land") located at 24000 35th Avenue, in the City of Bothell ("City"), County of Snohomish ("County"), State of Washington ("State").

(f) PREMISES: The entire Building and the Land. Prior to the Commencement Date, JPC Architects, P.L.L.C. ("Tenant's Architect") shall certify in writing to Landlord and Tenant the total rentable square feet of the Building, which shall be calculated in accordance with the Standard Method for Measuring Floor Area in Office Buildings (American National Standards Industry, Inc.) ANSI/BOMA Z65.1-1996, as interpreted by Tenant's Architect. Tenant's Architect's certification of the rentable square feet of the Building shall be binding on Landlord and Tenant absent manifest error. Currently, Landlord estimates that the Building contains 42,784 rentable square feet.

(g) TERM: Seventy-two (72) full calendar months, subject to possible extension upon Tenant's exercise of its Extension Options in accordance with Section 30 below. The Lease Term shall expire on the last day of the calendar month which is seventy-two (72) full calendar months after the

Commencement Date, subject to possible extension upon Tenant's exercise of its Extension Options in accordance with Section 30 below.

(h) COMMENCEMENT DATE: The Commencement Date shall be the date on which Landlord achieves Substantial Completion (as defined in the Work Letter Agreement attached hereto as Exhibit "B" [the "Work Letter"]); provided, however, that the Commencement Date shall be accelerated for Tenant Delays (as defined in the Work Letter) in accordance with the Work Letter. This Lease shall be binding on the parties as of the Effective Date. Landlord and Tenant currently anticipate that Landlord will deliver possession of the Premises to Tenant, with the Tenant Improvements (as defined in the Work Letter) Substantially Complete (as defined in the Work Letter) on December 12, 2005 (the "Target Delivery Date").

(i) MONTHLY BASE RENT: "Monthly Base Rent" shall be:

Months 1 through and including 8*:             $0 (abatement period), subject to adjustment as provided in
                                               Section 1(l) below.

Months 9 through and including 47*:            $1.50 per rentable square foot of the Building, calculated in accordance with Section 1(f) above, per month during the initial Term
                                               ($18.00 per rentable square foot per year), subject to adjustment as provided in Section 1(l) below.

Months 48 through and including 59*:           $1.56 per rentable square foot of the Building, calculated in accordance with Section 1(f) above, per month during the initial Term
                                               ($18.72 per rentable square foot per year), subject to adjustment as provided in Section 1(l) below.

Months 59 through and including 71*:           $1.62 per rentable square foot of the Building, calculated in accordance with Section 1(f) above, per month during the initial Term
                                               ($19.47 per rentable square foot per year), subject to adjustment as provided in Section 1(l) below.

      * from and after the Commencement Date

      As used in this Lease, the term "Rent" (or "rent") shall mean Monthly Base Rent, plus all additional rent and other amounts due from Tenant under this Lease.

(j) SECURITY DEPOSIT: There shall be no security deposit under this Lease.

(k) TENANT IMPROVEMENTS: All tenant improvements installed or to be installed within the Premises to prepare the Premises for occupancy pursuant to the terms of the Work Letter, except for Landlord's express covenants under this Lease and all exhibits attached hereto.

(l) TENANT IMPROVEMENT ALLOWANCE: Forty and 19/100 ($40.19) per rentable square foot of the Building, calculated in accordance with Section 1(f) above (the "Initial Tenant Improvement Allowance"). In Tenant's sole and absolute discretion, Tenant may elect to increase the Initial Tenant Improvement Allowance by up to an additional Ten Dollars ($10.00) per rentable square foot of the Building, calculated in accordance with Section 1(f) above (the "Additional Tenant Improvement Allowance"), but only for the purpose of paying TI Costs (as defined in the Work Letter), by the delivery of written notice of such election delivered to Landlord on or before the Commencement Date. If the Tenant obtains the Additional Tenant Improvement Allowance, the Monthly Base Rent (starting on the Commencement Date, with no abatement) shall be increased by an amount equal to the amount of the Additional Tenant Improvement

Allowance paid by Landlord to Tenant, amortized over seventy-two months using an interest factor of six percent (6%). (By way of example, if the Additional Tenant Improvement Allowance is $427,840 ($10.00 times 42,784 rentable square feet), then the Monthly Base Rent shall be increased by $7,090.54 each month, for seventy-two months, commencing on the Commencement Date.) The Tenant Improvement Allowance shall be disbursed in accordance with the Work Letter. Any portion of the Tenant Improvement Allowance not disbursed or used by the date which is ninety (90) days after the Commencement Date shall be paid by Landlord to Tenant at that time.

(m) PERMITTED USE: General office use and any other legally permitted uses under applicable laws, regulations, ordinances and codes applicable to the use and occupancy of the Premises (collectively, "Laws").

(n) PARKING: All parking located on the Land shall be for the exclusive use of Tenant and its agents, contractors, employees, representatives, invitees, licensees, subtenants and assignees, free of charge during the Term of this Lease.

(o) BROKER(s): Washington Partners, Inc. and Studley, Inc., representing Tenant. No Broker representing Landlord.

(p) INTEREST RATE: shall mean twelve percent (12%) per annum.

(q) EXHIBITS: Exhibits "A" through "F-2", inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

(r) TENANT PARTIES: Tenant and/or any of Tenant's agents, contractors, employees, representatives, subtenants and assignees.

(s) LANDLORD PARTIES: Landlord and/or any of Landlord's agents, contractors, employees, and representatives.

This Section 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this
Section 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2. PREMISES AND EXTERIOR AREAS.

(a) PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as improved or to be improved with the Tenant Improvements described in the Work Letter. Tenant shall have entry access to the Building and access to the Premises twenty-four (24) hours per day, seven (7) days per week year-round.

(b) MUTUAL COVENANTS. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

(c) TENANT'S USE OF EXTERIOR AREAS. During the Term of this Lease, Tenant and the Tenant Parties shall have the nonexclusive right to use in common with Landlord, subject to the terms of this Lease, the Building, the Land and the following:

      (i) All exterior areas situated on the Land, including, without limitation, the Land's parking facilities (the "Parking Areas"), trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, plaza areas, outdoor eating areas, fountains and similar areas and facilities (collectively, "Exterior Areas").

      (ii) Any available conduits in the Building and elsewhere on the Land and the right to install and maintain conduits, cabling and/or wiring within such conduits and other conduit and risers previously installed in the Building and elsewhere on the Land for such purposes or in other commercially feasible locations reasonably approved by Landlord for power and telecommunications purposes.

      (iii) Any currently existing facilities bringing water and other utilities to the Building and the right to install and maintain additional utility conveyance facilities elsewhere in the Building or on the Land in other commercially feasible locations reasonably approved by Landlord.

(d) OPERATION OF BUILDING AND EXTERIOR AREAS. Landlord shall operate and maintain the Building and Exterior Areas in accordance with the standards and specifications ("Maintenance Standards") set forth in this Lease and Exhibit "D" attached hereto (including Schedules "D-1" through "D-4", inclusive). Notwithstanding the foregoing, at any time during the Term, Tenant may elect, by the delivery of written notice ("Tenant's Repair Election") to Landlord, to perform the repair, maintenance and upkeep of the Building and the Exterior Areas to be performed by Landlord hereunder. Such repair, maintenance and upkeep shall be in accordance with the Maintenance Standards, and at Tenant's sole cost and expense. Tenant's Repair Election shall become effective on the later of (i) the date specified in Tenant's notice of the exercise of Tenant's Repair Election or (ii) the first day of a calendar month, which is at least one full calendar month after the delivery of Tenant's Repair Election. If Tenant thereafter wishes to return to Landlord the obligation to perform repair, maintenance and upkeep, the obligation shall be returned to Landlord no earlier than the first day of a calendar month which is at least one full calendar month after the date that Tenant provides written thereof to notice to Landlord. If Tenant exercises Tenant's Repair Election, then Operating Expenses reimbursed by Tenant to Landlord pursuant to Section 6 shall not include costs for work performed, and/or services provided, by Tenant from and after the effective date of Tenant's Repair Election.

3. TERM. The term of this Lease ("Term") will be for the period designated in
Section 0, commencing on the Commencement Date, plus any extensions of the Term pursuant to any provision of this Lease or any future amendment of this Lease. Once the Commencement Date occurs, the Parties, and the request of either party, shall sign a written confirmation of the Commencement Date.

4. POSSESSION.

(a) DELIVERY OF POSSESSION. Landlord shall use commercially reasonable efforts to deliver possession of the Premises (and keys thereto) to Tenant, with the Tenant Improvements Substantially Complete, on or before the Target Delivery Date. Notwithstanding any entry, use or occupancy of the Premises by Tenant prior to the Commencement Date, Tenant shall not have any obligation to pay Monthly Base Rent, Operating Expenses, Real Property Taxes and Assessments or Utilities Costs until the Commencement Date, at which time such obligations shall begin to accrue.

(b) CONDITION OF PREMISES. Landlord hereby represents and warrants to Tenant that the Premises, the Building (including without limitation all Building systems) and all Exterior Areas, as of the date Landlord delivers possession of the Premises to Tenant with the Tenant Improvements Substantially Complete, shall be (i) in material compliance with all applicable Laws in effect as of the date of this Lease, including, without limitation, the Americans with Disabilities Act and all related state and local access laws, regulations and requirements (the "ADA"), local building codes and local fire/life/safety codes, and (ii) in good and working order. Landlord, at its sole cost and expense, shall be responsible for correcting (x) any latent defects in the structural portions of the Building, (y) any breaches of Landlord's covenants, representations and warranties set forth in this Section or elsewhere in this Lease or the Work Letter. Subject to Landlord's covenants imposed by this
Section 4(b), elsewhere in this Lease and the Work Letter, Tenant shall accept the Premises in its "as is" condition upon delivery by Landlord.

(c) DELAYS IN DELIVERY. If the Commencement Date has not occurred by December 19, 2005, then the Commencement Date may not occur until on or after January 9, 2006. If the Commencement Date has not occurred on or before February 1, 2006, then Landlord shall pay to Tenant "DELAY DAMAGES" equal to the "holdover amount" payable by Tenant to the landlord under Tenant's lease in the Bothell

North Creek area ("CURRENT SPACE"). The "holdover amount" shall mean (i) the difference between (A) the monthly base rental rate (on a per rentable square foot basis) paid by Tenant to its landlord for the use of the Current Space after February 1, 2006 and (B) the monthly base rental rate (on a per rentable square foot basis) paid by Tenant to its landlord for the use of the Current Space immediately prior to the scheduled expiration date of Tenant's lease of the Current Space, multiplied by (ii) the number of rentable square feet of the Current Space. If the Commencement Date has not occurred on or before June 1, 2006, then Tenant may terminate this Lease by giving ten (10) days' prior written notice to Landlord of such intent to terminate, and if the Commencement Date has not occurred on or before the expiration of such ten (10) day period, this Lease shall terminate, and Tenant shall retain a claim against Landlord for damages constituting Tenant's actual costs incurred in connection with this Lease and/or as a result of Landlord's failure to achieve Substantial Completion by June 1, 2006, (Landlord shall not in any event be liable for lost revenues, profits, or business opportunities, or incidental or consequential damages of any kind). Notwithstanding the foregoing, the February 1 and the June 1 dates in this Section 4(c) shall be extended on a day for day basis for Permit Delays (as defined in the Work Letter) in accordance with the Work Letter.

5. RENT.

(a) MONTHLY BASE RENT. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises in advance on the first day of each calendar month during the Term without prior notice or demand. If the Term of this Lease commences on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. The obligation to pay Rent is absolute and unconditional, and shall not at any time be subject to offset, discount, or reduction of any kind whatsoever, except as specifically provided in this Lease.

(b) LATE PAYMENTS. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in
Section 20(d) below.

(c) ABATEMENT. Notwithstanding anything to the contrary contained in this Lease, in the event Tenant's use of all or a material part of the Building is materially impaired, for any reason other than the acts or omissions of Tenant or any of the Tenant Parties, such that the disruption materially and adversely interferes with the conduct of Tenant's business in the Building for three (3) consecutive business days after written notice from Tenant to Landlord or ten
(10) days after written notice from Tenant to Landlord in any twelve (12) month period (such three (3) consecutive business day period or ten (10) day period after written notice from Tenant to Landlord, as applicable, is referred to herein as the "Eligibility Period"), due to (i) an interruption of utility or mechanical services to the Building (A) caused by the negligence or misconduct of a Landlord Party, or (B) which is covered by Landlord's rental loss insurance policy, (ii) an inability to access the Building or Parking Areas (A) due to actions of a Landlord Party, or (B) which is covered by Landlord's rental loss insurance policy, (iii) the performance of repairs, maintenance or other work required to be made to the Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord, and/or (iv) Landlord's failure to perform repairs, maintenance or other work required to be made to the Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord, then Tenant shall be entitled to an equitable abatement of Monthly Base Rent under this Lease based upon the portion of the Building affected thereby (provided that if the operation of Tenant's business from the remainder of the Building not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Building, all Monthly Base Rent (but not additional rent) under this Lease shall be subject to such abatement) from the commencement of the Eligibility Period until the applicable material impairment is cured. The provisions of this Section 5(d) shall not, however, apply in the event of a casualty governed by the provisions of Section 18 below or in the event of a taking or condemnation governed by the provisions of Section 19 below. No abatement of rent shall apply to any portion of the Building which is not physically occupied and actually used by the Tenant during the Eligibility Period.

(d) ABATED MONTHLY BASE RENT. Notwithstanding anything in this Lease to the contrary, Tenant's installments of Monthly Base Rent (but not any additional rent or other payments or amounts due) for the first eight (8) full calendar months of the Term shall be abated in full.

6. OPERATING EXPENSES; REAL PROPERTY TAXES AND ASSESSMENTS; UTILITIES COSTS.

(a) COVENANT TO PAY. In addition to Monthly Base Rent, commencing on the Commencement Date, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Section 6, determined on an annual basis, but payable monthly as provided herein, Operating Expenses, Real Property Taxes and Utilities Costs attributable to the Premises. "Operating Expenses," "Real Property Taxes and Assessments," and "Utilities Costs" shall have the meanings set forth in Exhibit "C" hereto.

(b) ESTIMATE STATEMENT. Commencing on the Commencement Date, and from time to time thereafter during the Term of this Lease, Landlord may deliver to Tenant a statement ("Estimate Statement") wherein Landlord will estimate some or all of the Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs attributable to the Premises for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, one-twelfth (1/12th) of the estimated Operating Expenses, Real Property Taxes and Assessments and Utilities Costs pursuant to the most recently delivered Estimate Statement each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement; except that, (i) concurrently with the regular monthly rent payment next due following the receipt of each such revised Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of any amounts by which the revised Estimate Statement exceeds the prior Estimate Statement (less any applicable Operating Expenses, Real Property Taxes and Assessments, and/or Utilities Costs already paid) multiplied by the number of months from the beginning of the applicable calendar year to the month of such rent payment next due, all months inclusive, (ii) Landlord shall not provide Tenant with revised Estimate Statements more than one time in any calendar year of the Term, and (iii) if Landlord delivers a revised Estimate Statement later than the twentieth (20th) day of a calendar month, then such revised Estimate Statement shall not be effective until the first day of the second calendar month after delivery.

(c) RECONCILIATION STATEMENT. Within one hundred twenty (120) days after the end of each calendar year during the Term of this Lease, Landlord will deliver to Tenant a statement ("Reconciliation Statement") which states the actual amounts incurred by Landlord for Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs for the preceding calendar year. If the Reconciliation Statement reveals that the actual Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs are more than the total additional rent paid by Tenant for Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Reconciliation Statement. If the Reconciliation Statement reveals that the actual Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs are less than the additional rent paid by Tenant for Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installments of Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs due under this Lease; provided however, if such excess exceeds $10,000 or this Lease has expired or terminated, Landlord will promptly refund any such overpayment to Tenant.

(d) MISCELLANEOUS. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the actual Operating Expenses, Real Property Taxes and Assessments, and Utilities Costs for the year in which this Lease terminates (which shall occur if at all within 120 days of the expiration of the calendar year in which Lease termination occurs), Tenant agrees to promptly pay any increase due over the estimated amounts paid and, conversely, any overpayment made in the event said amounts decrease shall promptly be rebated by Landlord to Tenant or offset against the Monthly Base Rent coming due pursuant to this Lease. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.

(e) AUDIT RIGHTS. Tenant and its duly authorized representatives or any certified public accountant selected by Tenant shall have the right to audit the records of Landlord related to Operating Expenses, Real Property Taxes and Assessments and Utilities Costs. Any such audit shall be performed, if at all, within six (6) months after receipt of the applicable Reconciliation Statement for a calendar year. Any audit hereunder shall be upon not less then ten (10) days' prior written notice to Landlord, during normal business hours at the Building. Tenant may review and photocopy, at Tenant's expense, reasonable documentation supporting Operating Expense, Real Property Tax and Assessment and Utilities Cost items under review. If Tenant's Percentage of actual Operating Expenses, Real Property Taxes and Assessments and Utilities Costs are determined to have been overstated by Landlord for any calendar year in excess of one percent (1%), Landlord shall reimburse Tenant for the reasonable cost of Tenant's audit within thirty (30) days following Tenant's submission to Landlord of reasonable evidence of the amount of such costs; provided, however, that such reimbursement shall not exceed the amount of the overcharge. Tenant's payment of Operating Expenses, Real Property Taxes and Assessments and Utilities Costs in accordance with Landlord's Estimate Statements or Reconciliation Statements shall not constitute a waiver of any right to audit and/or dispute such expenses as set forth herein.

(f) CONTROLLABLE OPERATING EXPENSES. Notwithstanding anything in this Lease or Exhibit "C" attached hereto to the contrary, Tenant shall not be liable to Landlord for any aggregate increase in Controllable Operating Expenses (defined below) in excess of four percent (4%) over the Controllable Operating Expenses paid in the prior calendar year, with such excess to be borne by Landlord at Landlord's sole cost and expense. As used herein, "Controllable Operating Expenses" shall mean Operating Expenses which can be reasonably controlled by Landlord and shall not include insurance costs, Real Property Taxes and Assessments or Utilities Costs. Operating Expenses shall not be deemed to be "Controllable Operating Expenses" if Landlord exercises reasonable efforts to obtain competitive bids for the Operating Expense items in question and is not able to obtain a lower bid from a reasonably qualified contractor or service provider, for the same quality and quantity of items or services; provided, however, if Landlord fails to seek bids for an Operating Expense item that is likely to result in bids of varying prices, or if Landlord bids out work for an Operating Expense item and Landlord does not select the lowest bid from a reasonably qualified contractor or service provider, for the same quality and quantity of items or services, then such Operating Expenses shall be deemed to be Controllable Operating Expenses.

7. USE.

(a) TENANT'S USE OF THE PREMISES. The Premises may be used for the use or uses set forth in Section 1(m) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

(b) COMPLIANCE. At Tenant's sole cost and expense, Tenant agrees to procure, maintain all governmental licenses, insurance and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises in compliance with: (i) subject to Landlord's covenants under this Lease, any and all applicable laws, ordinances, rules and regulations ("Laws"), and (ii) the requirements of the Board of Fire Underwriters and any other similar body. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises. No obligation of Tenant to comply with Laws shall require Tenant to make any alterations, additions or improvements to the systems or structure of the Building or any areas outside the Premises, which obligation shall be performed by Landlord at its sole cost and expense; provided, however, Tenant shall construct the Tenant Improvements pursuant to the Work Letter in compliance with all applicable Laws (including the ADA).

(c) HAZARDOUS MATERIALS

      (i) TENANT HAZARDOUS MATERIALS REQUIREMENTS. Except for ordinary office and equipment supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease and are referred to hereinafter as the "Permitted Substances"), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building or the Land by Tenant or the Tenant Parties, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. All use of Hazardous Materials by a Tenant Party shall be in compliance with all Environmental Laws.

      (ii) LANDLORD HAZARDOUS MATERIALS REQUIREMENTS. Landlord represents and warrants to Tenant that, to Landlord's actual knowledge, there are no Hazardous Material(s) which are, or have previously been, located in, or about the Building, the Exterior Areas or the Land; except as disclosed in the August 15, 2005, Phase I Environmental Assessment prepared by Environmental Associates, Inc., a copy of which has been provided to Tenant. Landlord, at its sole cost and expense, shall be responsible for the removal of any Hazardous Materials located in or about the Building or Land as of date that possession of the Premises is delivered to Tenant, to the extent that removal is required by the Environmental Laws or to the extent that the presence of such Hazardous Materials (even if in compliance with Environmental Laws) would materially adversely affect Tenant's use and occupancy of the Building pursuant to this Lease. Except for Permitted Substances, and except as may be in compliance with applicable Environmental Laws, Landlord agrees not to cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Exterior Areas or any other portion of the Land by Landlord Parties"). Further, Landlord's cost of the removal of Hazardous Materials in the Building or in any other location on the Land shall be excluded from an Operating Expenses that would be passed through to Tenant.

      (iii) HAZARDOUS MATERIALS INDEMNITIES. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, members, directors, employees and agents (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from Hazardous Materials released on, in, under or about the Premises, the Building or the Land by Tenant Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, the Building or any other portion of the Land which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "Tenant Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Land which exist prior to the Actual Delivery Date or which are caused by Landlord or any Landlord Parties.

      (iv) HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Materials" shall mean and include any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls
(PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises or the Land.

      (v) SURVIVAL. The provisions of this Section 7(c) shall survive the expiration of earlier termination of this Lease.

8. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Section 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Section 1(b). Either party may specify a different address for notice purposes by written notice to the other. Notice shall be deemed to be delivered upon the earlier of
(a) actual receipt or refusal of delivery or (b) (i) if by overnight courier or express mailing service, one (1) business day after deposit with delivery expenses prepared and addressed as provided above or (ii) five (5) business days after deposit with the U.S. Postal Service, postage prepaid and addressed as provided above.

9. BROKERS. The Parties acknowledge that the brokers who negotiated this Lease are stated in Section 1(o) (the "Brokers"). Landlord shall be responsible for the commissions payable to such brokers in connection with this Lease in accordance with separate commission agreements between Landlord and such brokers. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord shall promptly indemnify, protect, defend and hold Tenant harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) in connection with (i) any failure or alleged failure by Landlord to pay commissions payable to the Brokers, (ii) any failure or alleged failure by Landlord to pay fees or commissions related to with Landlord's acquisition of the Land and/or (iii) any broker, agent or finder alleging representation of or agreement with Landlord in connection with this Lease. Tenant shall promptly indemnify, protect, defend and hold Landlord harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) that may be asserted or brought by any broker, agent or finder alleging representation of or agreement with Tenant in connection with this Lease. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

10. SURRENDER; HOLDING OVER.

(a) SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean, with data and telecommunications wiring and cabling in place, and in reasonably good repair and condition, ordinary wear and tear and casualty damage excepted, with all of Tenant's personal property removed from the Premises and all damage caused by such removal repaired. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b) HOLDING OVER. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be (i) the same Monthly Base Rent in effect under this Lease immediately prior to such holdover during the first ninety (90) days of holdover, and (ii) thereafter one hundred fifty percent (150%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover. Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable for any consequential, punitive or other damages caused by the first ninety (90) days of any holdover, but if Tenant fails to surrender the Premises within ninety (90) days after the expiration of this Lease in accordance with the terms of this Section 10(b) despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Section 10(b) will survive the expiration or earlier termination of this Lease.

11. TAXES ON TENANT'S PROPERTY; RENT TAX.

(a) TAXES ON TENANT'S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against any personal property, trade fixtures or Alterations placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

(b) RENT TAX. Tenant shall pay to Landlord as additional rent, any tax ("RENT TAX") upon Rent payable under this Lease or any tax or fee in any form payable by Landlord because of or measured by receipts or income of Landlord derived from this Lease. The preceding sentence shall not apply to general income tax or business and occupation tax of Landlord, except to the extent a Rent Tax is imposed as a business and occupation tax. If a Rent Tax imposed on a monthly basis as Rent is due, then such Rent Tax shall be payable monthly on the first day of each calendar month; provided, however, that the first payment shall be due no sooner than thirty (30) days after written notice from Landlord, and each change in the amount due shall require thirty (30) days written notice prior to the change.

12. ALTERATIONS. After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit "B", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations (including, without limitation, wall coverings, window coverings, floor coverings and other finishes) to the Premises (collectively, "Alterations") subject to and upon the following terms and conditions:

(a) PERMITTED ALTERATIONS. Except for Permitted Alterations, Tenant shall not perform any Alterations in the Premises or the Land without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may without the prior written consent of Landlord, but upon prior notice to Landlord, replace carpeting, floor coverings and/or wall coverings; repaint walls; and make other Alterations that do not (i) materially and adversely affect the Building's structure, equipment, services or systems, or the proper functioning thereof; (ii) materially and adversely affect the outside appearance or character of the Building; or (iv) cost more than the greater of $2.50 per square foot or One Hundred Thousand and No/100ths Dollars ($100,000.00) per project (exclusive of the cost of carpeting, painting, floor coverings and/or wall coverings) (collectively, "Permitted Alterations").

(b) LANDLORD'S APPROVAL. Before proceeding with any Alterations other than Permitted Alterations, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold, condition or delay as long as

(i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Section 12 are satisfied. Landlord shall approve or be deemed to have approved all such requests for approval within twenty (20) days after request therefor.

(c) CONTRACTORS. Alterations other than Permitted Alterations may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold, condition or delay. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense all necessary governmental permits and approvals for the commencement and completion of such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of
Section 17 of this Lease.

(d) MANNER OF PERFORMANCE. All Alterations must be performed: (i) substantially in accordance with the approved plans, specifications and working drawings (if applicable); (ii) in a lien-free and first-class and workmanlike manner; and
(iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities having jurisdiction.

(e) OWNERSHIP. The Tenant Improvements and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises and become the property of the Landlord at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of any Alterations, identify those Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease. Tenant shall have no obligation to remove upon termination of the Lease any initial Tenant Improvements constructed in accordance with the Work Letter, any Alterations to which Landlord does not require removal in writing concurrently with its approval of working drawings, or any Permitted Alterations. If Landlord requires Tenant to remove any Alterations pursuant to this Section, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal and return the Premises back to the substantially the same condition as when originally received by Landlord, normal wear and tear and casualty excepted.

(f) PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions, raised floors, and equipment such as telephones and switches, video conference equipment, projectors, copy machines, computer terminals, wireless network equipment, refrigerators, supplemental HVAC units and facsimile machines), whether or not attached to the Building, will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

13. REPAIRS.

(a) LANDLORD'S OBLIGATIONS. Landlord agrees to repair and maintain or cause to be repaired or maintained in a manner consistent with similar office buildings with similar physical characteristics in King County and Snohomish County, Washington, but in no event to a lesser standard than described in Exhibit "D" attached hereto, the structural portions of the Building (including the shell and core), the plumbing, heating, ventilating, air conditioning, elevator and electrical systems for the Building, and all Exterior Areas (excluding the Tenant Improvements, Alterations, and any improvements and equipment installed by Tenant), unless such maintenance and repairs are caused by the act, neglect or omission of any duty by Tenant or the Tenant Parties under this Lease. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for ten (10) days (or 24 hours in the case of an emergency) after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

(b) TENANT'S OBLIGATIONS. Subject to Landlord's repair and maintenance obligations under Section 13(a) above and Exhibit "D" attached hereto, Tenant agrees to keep, maintain and preserve the Premises in good condition and repair (reasonable wear and tear, damage by casualty event, Landlord's repair and maintenance obligations under this Lease and/or the negligence or misconduct of Landlord or Landlord Parties excepted) and, when and if needed, at Tenant's sole cost and expense, to make all repairs to the Premises and every part thereof. Tenant has no authority to allow any liens to encumber all or any portion of the Premises, and Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Section 14 below.

(c) SELF-HELP. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that if Landlord fails to perform any repair or maintenance obligation under this Lease which it is obligated to perform within the time periods set forth in Section 21 below, then Tenant shall be permitted to perform such obligations on Landlord's behalf in the Premises, provided Tenant first delivers to Landlord an additional three (3) business days' prior written notice that Tenant will be performing such obligations, and provided further that Landlord fails to commence to perform such obligations within such additional three (3) business day period and diligently prosecute such work to completion. Notwithstanding the foregoing, if the nature of the unperformed obligation is such that a bona fide emergency involving an immediate and imminent danger to life, health or property or material interference with Tenant's business exists, the foregoing time periods and those set forth in Section 21 shall be reasonably reduced based upon such emergency circumstances. All contractors engaged by Tenant pursuant to this Section 13(c) shall be subject to Landlord's reasonable approval, and Landlord agrees to approve or reject any contractor proposed to be used by Tenant within twenty-four (24) hours of receipt of Tenant's second notice, provided that if a proposed contractor is licensed and reputable, and all requisite permits have been obtained for the desired work, then Landlord shall be deemed to have given its approval of the proposed contractor. Any work performed by Tenant, and the obligations of Landlord, pursuant to this Section 13(c) shall be subject to the terms of Section 21 below.

14. LIENS. Tenant has no authority to allow any liens to encumber all or any portion of the Premises. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Land, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or the Tenant Parties. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or removed by posting a bond in compliance with RCW 60.04.161 so that they no longer affects title to the Land, the Building or the Premises.

15. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Building as reasonably necessary to provide the janitorial services pursuant to Exhibit "D" attached hereto (such service shall be scheduled for outside of Normal Building Hours - "NORMAL BUILDING HOURS" for the Building shall be 7:00 AM to 6:00 PM, Pacific Time, Monday through Friday; and 8:00 AM to 1:00 PM Saturdays) and, upon at least forty-eight (48) hours' prior written notice (except in cases of emergency) to Tenant, to (i) inspect the Premises, perform maintenance, repairs and other obligations required to be performed by Landlord under this Lease, (ii) show the Premises to prospective purchasers and prospective lenders and/or, (iii) during the last nine (9) months of the term only, show the Premises to prospective tenants. In exercising such entry rights, Landlord will use commercially reasonable efforts to minimize, as reasonably practicable, the interference with Tenant's business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord, in exercising its rights under this Lease, (i) shall not interfere with access to the Premises or Tenant's use and enjoyment of the Premises, the Parking Areas and/or the Exterior Areas, (ii) shall in no event have access to Tenant's designated secure area except in the case of an emergency, and (iii) shall repair, restore and redecorate any damage to the Premises caused by or at the direction of Landlord in exercising such rights. Prior notice is not required for Landlord to inspect the Premises outside the Building.

16. UTILITIES AND SERVICES. Throughout the Term of the Lease so long as the Premises are occupied, Tenant, at its sole cost and expense, shall be responsible for obtaining directly from the utility providers all utilities to the Premises, including but not limited to electricity, sewer, water, natural gas, telephone, and cable (collectively the "UTILITIES"). Landlord (as an Operating Expense) agrees to furnish or cause to be furnished only those utilities and services described in the Standards for Services attached hereto as Exhibit "D", subject to the conditions and in accordance with the standards set forth therein.

17. INSURANCE.

(a) TENANT'S INSURANCE. On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

      (i) "Causes of Loss - Special Form" (or, if not available at any time, then the broadest form available at such time) property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage. This insurance policy must be upon all property owned by Tenant and located at the Building including, without limitation, any Alterations made by or for the Tenant (expressly excluding the initial Tenant Improvements installed by Tenant per Exhibit "B" which shall be insured by Landlord as part of its coverage of the Building's shell and core), and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof.

      (ii) Commercial General Liability Insurance or Comprehensive General Liability Insurance with an aggregate liability amount not less than $5,000,000 combined single limit for both bodily injury and property damage, including blanket broad form property damage, personal injury, completed operations, products liability and host liquor liability (or liquor liability, if applicable). At least $1,000,000 of such coverage shall be provided by a primary liability policy, and any balance may be provided by a so-called "umbrella" or excess liability policy. If such policy is an aggregate liability limit policy, not less than $5,000,000 of such limit per annum shall be available for claims originating at the Premises.

      (iii) Workers' Compensation as required by the laws of the State, including employer's liability at a limit of not less than One Million Dollars ($1,000,000).

(b) SUPPLEMENTAL TENANT INSURANCE REQUIREMENTS.

      (i) All policies must be issued by insurers with a policyholder rating of "A" and a financial rating of "VIII" in the most recent version of Best's Key Rating Guide.

      (ii) All policies, except for the workers' compensation coverage required pursuant to Section 17(a)(iii) above, must contain a requirement that the insurer will endeavor to notify Landlord (and Landlord's partners, members and property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than ten (10) days prior to any material adverse change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Section 17(a) above, certificate(s) of insurance evidencing the existence of such insurance (except for the workers' compensation coverage required pursuant to Section 17(a)(iii) above) and Tenant's compliance with the provisions of this Section 17. Tenant agrees to cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies.

      (iii) General Liability policies under Section 17(a)(ii) must include policy endorsements naming Landlord (and at Landlord's request, Superior Mortgagees of which Tenant has been informed in writing) as additional insureds.

(c) MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) any occurrence insured against under any insurance policy (other than the commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any occurrence which would have been covered under any insurance (other than the commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

(d) WAIVER OF INSURERS. Each party shall cause each insurance policy (other than the commercial general liability insurance) required to be obtained by it pursuant to this Lease to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

(e) LANDLORD INSURANCE.

      (i) "LANDLORD INSURANCE" shall mean the following: (a) Commercial General Liability Insurance, including Contractual Liability Insurance coverage, applicable to the Building and Land, on an occurrence basis, with a minimum combined single limit of at least $5,000,000; (b) property insurance on the Building (including Tenant Improvements) and Land (including parking), and personal property related thereto, with coverage for perils as set forth under the Causes of Loss - Special Form (or, if not available at any time, then the broadest form available at such time), with coverage extended for the perils of flood and earthquake, in an amount equal to full insurable replacement cost, and with an ordinance and law endorsement, and debris removal coverage; (c) Rent Loss Insurance for not less than twelve (12) months, and not more than twenty-four (24) months; and (d) such other coverage as may be required by Landlord's lender holding a lien against the Building and Land provided that such insurance coverage is commercially reasonable given the location and physical characteristics of the Building.

      (ii) If at any time Landlord does not maintain any one or more of the policies of Landlord Insurance as provided in this Section 17(e), then Tenant may obtain the policy or policies that are not maintained by Landlord (the "NON-MAINTAINED POLICY"), at Tenant's expense (including the payment of any deductibles). If Tenant maintains an insurance policy in replacement of a Non-maintained Policy, and Landlord subsequently decides to obtain a policy with such coverage, then Landlord may not charge to Tenant, as an Operating Expense, the cost of the policy until after thirty (30) days' prior written to Tenant. If at any time Landlord maintains insurance not included in the definition of Landlord Insurance, Landlord may not charge to Tenant as an Operating Expense, the additional cost of such coverage.

(f) BLANKET INSURANCE. Notwithstanding anything to the contrary in this Section 17, Tenant's obligation to obtain and maintain the insurance required hereunder may be satisfied by obtaining coverage under so-called blanket and excess liability policies of insurance carried and maintained by Tenant provided that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket and excess liability policies of insurance and provided further that the other applicable requirements of this Section 17 are satisfied.

18. DAMAGE OR DESTRUCTION.

(a) PARTIAL DESTRUCTION. If the Premises, the Building or the Exterior Areas (including Parking Areas) are damaged by fire or other casualty to an extent not exceeding fifty percent (50%) of the full replacement cost thereof, and the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within three hundred sixty five (365) days from the date of such casualty, then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect. Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted above, within the earlier of sixty (60) days after the occurrence of such casualty, or fifteen
(15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").

(b) SUBSTANTIAL DESTRUCTION. Any damage or destruction to the Premises, the Building or the Exterior Areas (including the Parking Areas) which Landlord is not obligated to repair pursuant to Section 18(a) above will be deemed a substantial destruction. In the event of a substantial destruction, either Landlord or Tenant may elect to terminate this Lease effective as of the date thirty (30) days after receipt of either party's written election to so terminate; provided, however, that such written notice to so terminate shall be effective only if given within sixty (60) days after the occurrence of such casualty. If this Lease is not terminated in accordance with this Section 18(b), then Landlord shall repair, reconstruct and restore the portion of the Building, the Premises and the Exterior Areas damaged by such casualty in accordance with this Section 18.

(c) RESTORATION OBLIGATIONS. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately notify Landlord thereof. Landlord shall insure the Tenant Improvements installed by Tenant pursuant to Exhibit "B" and, subject to any termination rights hereunder, shall be responsible for repairing and restoring the Tenant Improvements if Landlord elects or is required to repair and restore the Premises, the Building and/or the Exterior Areas under this Lease. Subject to Section 12, at Tenant's expense as provided in this Lease, Tenant shall restore any Alterations and Tenant's furniture, fixtures, equipment and other personal property unless this Lease is terminated as permitted in this Section 18.

(d) ABATEMENT OF RENT. In the event of any damage, repair, reconstruction and/or restoration described in this Section 18, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant's use of the Building is impaired during such period of repair until Landlord completes all repairs to be performed by Landlord under this Lease and Tenant has been given a reasonable period of time not to exceed forty-five (45) days to re-fixturize and move back into the Premises.

(e) INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to
Section 18(a) or 18(b) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is the earlier of (i) forty-five (45) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant or Tenant Parties, but excluding Force Majeure Delay pursuant to Section 27 below) or (ii) three hundred sixty five (365) days after the date of the casualty damage, then Tenant may elect to terminate this Lease upon ten (10) days' prior written notice given to Landlord after the expiration of such forty-five (45) day period (unless the work is completed within such ten (10) day notice period.

(f) DAMAGE NEAR END OF TERM. Either Landlord or Tenant shall have the right to terminate this Lease if any damage to the Building occurs during the last twelve
(12) months of the Term of this Lease and either Landlord or Tenant reasonable determines that the restoration of such damage cannot be completed within sixty
(60) days after the date of such casualty; provided, however, notwithstanding any provision of this Lease to the contrary, if Landlord has elected to terminate this Lease pursuant to this Section 18(f), then within thirty (30) days after receipt of written notice of such termination, Tenant may exercise any of its unexercised Extension Options, which exercise shall negate and render null and void Landlord's election to terminate this Lease, and the restoration of the Building and other improvements to the Land shall proceed in accordance with this Section 18.

(g) TERMINATION. Upon any termination of this Lease under any of the provisions of this Section 18, the Parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

(h) SUBORDINATION. Nothing in this Section 18 shall be construed as overriding any requirements in the Superior Mortgages regarding damage and/or destruction, and the Landlord's obligations in connection therewith, and/or any provisions or requirements in the Superior Mortgages regarding the use and control of insurance proceeds; all provisions in this Section 18 shall be subject and subordinate to the requirements and provisions of the Superior Mortgages; provided, however, Landlord and Tenant acknowledge and agree that this Section 18(h) shall not operate to absolve or otherwise excuse Landlord from Landlord's obligation to restore the Premises when and as required pursuant to this Section 18.

19. EMINENT DOMAIN.

(a) SUBSTANTIAL TAKING. If the whole of the Building, or such part of the Land or the Building as shall substantially and adversely interfere with Tenant's use and occupancy of the Premises as contemplated by this Lease (including without limitation Tenant's use of the Parking Areas), is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, then Tenant will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority. With respect to a taking or condemnation affecting solely the number of parking spaces available in the Parking Areas, so long as the number of parking stalls remaining on the Land are not reduced below the minimum number required by City of Bothell codes applicable to Tenant's use of the Premises, then such taking shall not be deemed to substantially and/or adversely interfere with Tenant's use and occupancy of the Premises provided that reasonable ingress and egress to the Parking Areas from public streets remains available.

(b) PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Building which does not materially or adversely interfere with Tenant's use and occupancy of the Building, then Landlord will thereafter proceed to make a functional unit of the remaining portion of the Building, and rent will be abated with respect to the part of the Building which Tenant is deprived of on account of such taking.

(c) CONDEMNATION AWARD. In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises (but not the Tenant Improvements), for Tenant's relocation expenses, for any loss of goodwill or other damage to Tenant's business by reason of such taking, and any other damages that may be recovered under the laws of the State, so long as any award to Tenant does not reduce any award to Landlord.

(d) TEMPORARY TAKING. In the event of taking of the Building or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will abate for the duration of the taking in proportion to the extent Tenant's use of the Building is interfered with, and (ii) Landlord will be entitled to receive such portion or portions of any award made for such use. For purpose of this
Section 19(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

20. DEFAULTS AND REMEDIES.

(a) DEFAULTS. The occurrence of any one or more of the following events will be deemed a "Default" by Tenant:

(i) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, that written notice shall not be required more than twice in any calendar year.

(ii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 20(a)(i) above, where such failure continues (where no other period of time is expressly provided) for a period of thirty
(30) days after written notice thereof from Landlord to Tenant. If the nature of Tenant's Default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, but in not event longer than one hundred twenty (120) days.

(iii) (a) The making by Tenant of any general assignment for the benefit of creditors; (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

(b) LANDLORD'S REMEDIES. After the occurrence of a Default by Tenant, Landlord may, at its option, immediately declare Tenant's rights under this Lease terminated, and, subject to the requirements of applicable laws, reenter the Premises using such force as may be necessary, and repossess itself thereof, as of its former estate, and remove all persons and property from the Premises. Notwithstanding any such reentry, the liability of Tenant for the full Rent provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from a reletting of the Premises at a lesser Rent, plus the costs and expenses of renovating, altering and reletting the Premises, including attorneys' fees or brokers' fees incident to Landlord's reentry or reletting. Tenant shall pay any such deficiency each month as the amount thereof is ascertained by Landlord or, at Landlord's option, Landlord may recover in addition to all Rent and any other sums unpaid at the time of judgment, the present value of the amount at the time of judgment by which the unpaid Rent for the balance of the Lease Term after judgment exceeds the amount of Rent loss which Tenant proves could be reasonably avoided, discounted at the rate of five percent (5%). In reletting the Premises, Landlord may grant commercially reasonable rent concessions and the amount due from Tenant shall not be reduced thereby. Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under any provision herein, for matters which occurred prior to the termination of this Lease, or for any other remedy at law or in equity. Tenant acknowledges that if Tenant is in Default under this Lease and at that time any other property owned by Landlord is available for lease, Landlord has the right to lease such other premises, and this shall not reduce Tenant's obligations under this Lease through the remaining Lease Term.

(c) LANDLORD'S REMEDIES; PERFORMANCE FOR TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and, except as expressly provided in this Lease, without any abatement of Rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure constitutes a Default by Tenant, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Section 20.

(d) LATE PAYMENT. If Tenant fails to pay any installment of Rent within ten (10) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within ten (10) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's Default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Notwithstanding the foregoing, for the first two (2) monetary delinquencies in any calendar year, Tenant shall be entitled to receive written notice and five (5) business days from receipt of such notice to cure such monetary delinquency before Landlord may assess any interest or late charges under this Lease.

(e) RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord and Tenant contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and except as otherwise expressly stated in this Lease, Landlord and Tenant shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 20 will be deemed to limit or otherwise affect each party's indemnification of the other pursuant to any provision of this Lease.

21. LANDLORD'S DEFAULT. Landlord's failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease (provided that such breach of representation or warranty is reasonably susceptible of cure) within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Landlord's failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default. If Tenant has provided simultaneous written notice thereof to Superior Mortgagees (if any and if Tenant has notice thereof) and Landlord (and/or Superior Mortgagees if any) has failed to commence to cure such default within thirty (30) days (or such shorter time as is commercially reasonable in the case of an emergency threatening imminent harm to persons or property), Tenant may at its option (but shall not be obligated), without waiving any claim for breach of agreement, thereafter cure the default for the account of the Landlord, which cure shall be preceded by an additional written notice given at least three (3) days prior to such cure to Landlord and Superior Mortgagees that Tenant plans to undertake the cure, and the reasonable cost of such cure shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse Tenant for Tenant's out-of-pocket expenditures paid to third parties to effectuate such cure, such reimbursement to be within thirty
(30) days after completion of the cure and invoice to Landlord showing the costs of cure. If Tenant elects to exercise such cure rights, such election shall be in lieu of any right to terminate this Lease for purposes of such cured default only; Tenant shall not have the right to terminate this Lease for any Landlord default which Tenant has elected to cure as provided in this Section 21. If Landlord disputes either the necessity of the cure or the cost thereof, the matter shall be settled by arbitration in Seattle, Washington, pursuant to
Section 33(n) below. The arbitration shall be held within sixty (60) days of Landlord notifying Tenant it disputes Tenant's cure. If Landlord fails to reimburse Tenant within the 30 day period above (or, if disputed then within ten
(10) days after final determination in the arbitration), then thereafter Tenant may offset such reimbursement against the monthly Rent (but not additional rent) up to a maximum of a 25% offset in any month, until Tenant has recovered the entire expenditure.

22. ASSIGNMENT AND SUBLETTING.

(a) RESTRICTION ON TRANSFER. Tenant shall have not have the right to assign, encumber, sublease, or transfer this Lease without Landlord's prior written consent, which shall be unreasonably withheld or delayed (any such assignment, encumbrance, sublease, or transfer will sometimes be referred to as a "Transfer"). Upon a Transfer, or a request therefor, Landlord shall not have the right to recapture the Premises. Any Transfer shall state that the Transferee shall make all payments under the assignment or sublease directly to Landlord, after written notice from Landlord of an uncured Default by Tenant under this Lease. Tenant agrees that all payments from Transferee shall be payable directly to Landlord for the duration of any uncured Default by Tenant under this Lease.

(b) NON-TRANSFERS. Notwithstanding the provisions of this Section 22 to the contrary, for purposes of this Section 22, a reorganization, merger, sale, partnership change, assignment, transfer or hypothecation of any partnership or other ownership interest in Tenant shall not be deemed a Transfer under the Lease so long as the successor entity reasonably has the financial wherewithal to perform its obligations under this Lease. If the successor entity has comparable or greater financial strength to that of the Tenant as of the Commencement Date, then such successor entity shall be conclusively deemed to have the financial wherewithal to perform its obligations under the Lease. The use by or the subletting of all or a portion of the Premises to any subsidiary or Affiliate of Tenant shall not constitute a Transfer under this Lease or require the prior written consent of Landlord. Tenant may allow any person or company which is a client or customer of Tenant, or which is providing a service to Tenant or one of Tenant's clients, to occupy certain portions of the Building without such occupancy being deemed a Transfer. For purposes of this Lease, an "Affiliate" of any entity shall mean another entity which controls, is controlled by, or is under common control with such entity. Prior to effecting a sublease, assignment or other transfer pursuant to this Section 22(b), Tenant shall provide to Landlord reasonable evidence that such transaction satisfies the requirements of this Section 22(b). If confidentiality obligations or the requirements of securities or other laws preclude the disclosure of such transaction prior to its closing, then Tenant shall provide such evidence to Landlord within ten (10) business days after the closing of such transaction.

(c) TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least ten
(10) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a written notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee, encumbrance holder, or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. Within ten (10) days of Landlord's receipt of any Transfer Notice (including all the information described above), and Landlord will elect in writing to do one of the following (i) consent to the proposed Transfer; or
(ii) refuse such consent, which refusal shall be on reasonable grounds (set forth in reasonable detail in such notice of election).

(d) EXCESS RENT. In the event of any Transfer, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the Transferee assignee on account of the Transfer, after recovery of Tenant's Re-Leasing Costs (as defined below), as and when such sums and other consideration are due and payable by the Transferee (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant agrees to instruct the Transferee to pay such sums and other consideration directly to Landlord). If for any proposed sublease Tenant receives Rent or other consideration, either initially or over the term of the sublease, in excess of the Rent fairly allocable to the portion of the Building which is subleased based on rentable square footage, Tenant agrees to pay to Landlord as additional rent fifty percent (50%) of the excess of each such payment of Rent or other consideration received by Tenant, after recovery of Tenant's Re-Leasing Costs (as defined below), within ten (10) days after its receipt. In calculating excess Rent or other consideration which may be payable to Landlord under this subsection, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions, transaction costs, tenant improvement costs or allowances funded by Tenant, tenant incentives, rental abatement or free rent awarded or granted to the Transferee, attorneys' fees and other amounts reasonably and actually paid by Tenant to third parties in connection with such assignment or subletting ("Tenant's Re-Leasing Costs") if acceptable written evidence of such expenditures is provided to Landlord.

(e) MISCELLANEOUS. Any Transferee of Tenant shall deliver to Landlord a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.

(f) NO RELEASE. No Transfer (or non-transfer permitted pursuant to Section 22(b) above), whether or not permitted, nor Landlord's consent thereto, shall operate to release Tenant from liability under this Lease. Tenant shall remain jointly and severally liable under this Lease, along with any Transferee. Notwithstanding the foregoing, Emulex Design & Manufacturing Corporation, as the assigning Tenant, and Emulex Corporation, as the guarantor of this Lease, shall be released from any further obligations and/or liability which first arise under this Lease from and after the effective date of any assignment of the Lease to a Transferee if all of the following are met in connection with such assignment:

      (i) The Transferee has a net worth at the time of such assignment of at least Three Hundred Million Dollars ($300,000,000) as determined in accordance with generally accepted accounting principles.

      (ii) The Transferee executes and delivers to Landlord an assumption of this Lease in accordance with Section 22(e) above.

(g) COSTS. If Tenant requests Landlord's consent to any Transfer, Tenant shall reimburse Landlord for its reasonable out-of-pocket legal and out-of-pocket administrative costs incurred in connection with such request.

(h) LANDLORD COOPERATION. The Landlord agrees to reasonable cooperate with the Tenant in making arrangements for a Transferee in accordance with this Section
22. Should Tenant make a written request to Landlord requesting Landlord to offer an assignment of this Lease on the open market, Landlord shall do so by listing the Premises with a broker or brokers and using reasonable efforts to engage a Transferee, and Tenant shall pay to the Landlord an amount equal to one hundred twenty percent (120%) of the sum of the commission to such broker and the actual reasonable expenses of the Landlord, provided, however, that Landlord's reimbursable expenses (other than commissions due) shall not exceed twenty-five thousand dollars ($25,000). Should an assignment of this Lease not be executed by an assignee within one hundred eighty (180) days of such a request by Tenant, then Tenant shall have the option to require the Landlord to discontinue the listing of the Premises, and to discontinue efforts by the Landlord to engage a Transferee, and the obligations of Tenant for such efforts shall be limited to paying the actual reasonable expenses of the Landlord therefore in a total payment amount not to exceed any payment due to real estate brokers, plus twenty-five thousand dollars ($25,000).

23. SUBORDINATION.

(a) CURRENT LIENHOLDERS. No later than thirty (30) days after the Effective Date, Landlord shall provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") substantially in the form attached hereto as Exhibit "E", or on another commercially reasonable form required by the Superior Mortgagee, from any mortgage holders or lien holders (each, a "SUPERIOR MORTGAGEE") then in existence. (A "SUPERIOR MORTGAGE" shall mean a lien encumbering the Premises held by a Superior Mortgagee, and any documents evidencing the debt secured by such lien.) Any SNDAs executed pursuant to this
Section 22 shall subordinate this Lease to the Superior Mortgage and include the Superior Mortgagee's agreement to not disturb Tenant for so long as Tenant has not committed a Default under this Lease.

(b) FUTURE LIENS. Tenant agrees to subordinate this Lease and its interest in the Premises and the Land to the lien of any Superior Mortgagee who comes into existence at any time prior to the expiration of the Term, provided that such subordination is conditioned upon the Superior Mortgagee's delivery to Tenant of an executed SNDA substantially in the form of Exhibit "E", or on another commercially reasonable form required by the Superior Mortgagee.

(c) ATTORNMENT. Subject to the provisions of this Section, in the event of any foreclosure of any or all mortgages or deeds of trust encumbering the Premises by trustee's sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then landlord under this Lease, shall attorn to and recognize the beneficiary or purchaser at the foreclosure sale, as Tenant's landlord under this Lease, and Tenant agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any commercially reasonable instrument evidencing such attornment that does not amend Tenant's rights under this Lease.

24. ESTOPPEL CERTIFICATE.

(a) TENANT'S OBLIGATIONS. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "F-1" attached hereto or as may reasonably be required by a Superior Mortgagee, certifying to Tenant's actual knowledge (subject to any applicable exceptions set forth in such statement): (i) the Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that, to the best of Tenant's knowledge, there are no current Defaults under this Lease by either Landlord except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Section 24 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b) TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that the statement as submitted is correct without modification, and this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured Defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) business day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within five (5) business days after delivery of such additional request will constitute a Default under this Lease.

(c) LANDLORD'S OBLIGATIONS. No more than once per calendar year (unless requested in connection with an assignment, sublease or other transfer of Tenant's interest in the Lease), within ten (10) business days following any written request from Tenant, Landlord agrees to execute and deliver to Tenant a statement, in a form substantially similar to the form of Exhibit "F-2" attached hereto, certifying to Landlord's actual knowledge (subject to any applicable exceptions set forth in such statement): (i) the Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) whether Landlord has delivered to Tenant a notice of default which has not been fully cured by Tenant; and (v) whether, in Landlord's actual knowledge, without inquiry or investigation, there exists any event or condition which with the giving of notice or the passage of time would constitute a Default by Tenant under this Lease. Landlord and Tenant intend that any statement delivered pursuant to this Section 24(c) may be relied upon by any prospective Transferee, lender, purchaser and/or investor of any interest in Tenant or its interest under this Lease.

(d) LANDLORD'S FAILURE TO DELIVER. If Landlord fails to deliver any such statement within such ten (10) business day period, Tenant may deliver to Landlord an additional request for such statement and Landlord's failure to deliver such statement to Tenant within five (5) business days after delivery of such additional request will (A) be conclusive upon Landlord (i) that this Lease is in full force and effect, (ii) that not more than one (1) month's rent has been paid in advance; (iii) that there are no uncured defaults that have been the subject of a written notice by Landlord; and (iv) that Landlord has no actual knowledge of any event or condition which with the giving of notice or the passage of time would constitute a Default by Tenant under this Lease; and
(B) cause Landlord to be liable for and Landlord shall pay to Tenant upon demand Five Hundred Dollars ($500.00) per day for each day beyond the expiration of the foregoing second five (5) business day period that Landlord delays in delivering the statement to Tenant.

25. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay only that portion of the Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance by Landlord of a lesser sum than the Monthly Base Rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

26. PARKING. So long as this Lease is in effect, Landlord grants to Tenant and its employees, agents, customers, visitors, officers, contractors, licensees and invitees the exclusive right to use all parking spaces located on the Land. Landlord shall not reduce the number of parking stalls on the Land below the amount present on the Effective Date.

27. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of an unusual and unforeseeable event (each a "Force Majeure Event") not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay (a or "Force Majeure Delay"). Force Majeure Events include, but are not limited to, strikes, lock-outs, labor troubles, inability to procure standard materials, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, terrorism, bioterrorism, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) including, without limitation, utility service provider initiated "brown-outs" or "black-outs". In no event shall the inability to pay or other financial matter be considered a Force Majeure Event. Under no circumstances shall the due date for the payment of Rent or other amounts due under this Lease, or the obligation to pay Rent or other amounts due under this Lease, be delayed or otherwise affected by a Force Majeure Event.

28. SIGNS. Tenant shall be permitted to install an identification sign on each floor of the Premises in the elevator lobby of such floor as well as adjacent to Tenant's entry door on any other floors of the Premises. In addition, Tenant shall be permitted to place Tenant's name, the name of each of Tenant's professionals and other employees, and the name(s) of any Transferees or successors of Tenant and their professionals and employees on the directory board in the Building's lobby as well as any other directories on the Land or any project of which the Building may be a part. During the Term of this Lease (including all Extension Terms), Tenant shall have the exclusive right to install building top and eyebrow signage on the exterior Building in accordance with applicable Laws. Upon the termination of the Lease, at Tenant's sole cost and expense, Tenant shall remove its building top signage from the Building and repair any damage caused by such removal.

29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

30. EXTENSION OPTIONS.

(a) Subject to the terms of this Section 30, Landlord hereby grants to Tenant two (2) options (the "Extension Option(s)") to extend the Term of this Lease with respect to the entire Premises for five (5) years per Extension Option (each, an "Option Term"), on the same terms, covenants and conditions as provided for in this Lease during the initial Term, except that Monthly Base Rent shall be established based upon the "fair market rental rate" for the Premises for each Option Term as defined and determined in accordance with the provisions of this Section 30 below. (In addition to the Monthly Base Rent, additional rent shall be payable throughout each Option Term as provided in this Lease.) An Extension Option may be exercised by Tenant, and Transferee of Tenant or any of the parties described in Section 30(b) below.

(b) An Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no later than six (6) full calendar months prior to the expiration of the initial Lease term or the first Option Term, as applicable. Once an Extension Notice is delivered, then the extension of this Lease shall be binding.

(c) The term "fair market rental rate" as used in this Section 30 shall mean the annual amount per rentable square foot, which as of the date of determination is projected for and throughout the Option Term to be acceptable to a willing, non-equity, non-renewal tenant of credit worthiness comparable to Tenant, and a willing landlord of a comparable building of similar physical characteristics within the North Creek/Canyon Park/Totem Lake submarket of Bothell, Washington (the "Comparison Market"), in an arm's length transaction, leasing an entire building, comparable in quality as the Premises, taking into account the triple net nature of the Lease, the age and layout of the existing improvements in the Premises and comparison leases and other items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size and creditworthiness, tenant improvement allowances, abatements, free rent, concessions, operating expenses and other additional rent charges and allowance, and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings.

(d) Landlord shall provide written notice of Landlord's determination of the fair market rental rate ("Landlord's Estimate") within thirty (30) days following the exercise by Tenant of the applicable Extension Option. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of Landlord's Estimate within which to accept such amount or to object thereto in writing. Failure of Tenant to so object to Landlord's Estimate in writing within Tenant's Review Period shall conclusively be deemed Tenant's objection thereto. If Tenant objects to or is deemed to have objected to the Landlord's Estimate, Landlord and Tenant will meet to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Section 30(c) above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) business days after Tenant objects to, or is deemed to have objected to, Landlord's Estimate. The Parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer ("Final Offer") as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the "Outside Agreement Date"), then each party's determination shall be submitted to arbitration in accordance with the Section 33(n) below, subject to the provision so of this Section 30(d). For ten (10) business days after the Outside Agreement Date, Landlord and Tenant shall use good faith, commercially reasonable efforts to select a mutually acceptable independent MAI appraiser or broker ("Appraiser") who has been active over the five-year period ending on the date of such appointment in appraising buildings (or in the case of a broker, commercial leasing) in the Comparison Market with comparable physical characteristics to the Building and which has not been engaged by Landlord, Tenant or any parent, subsidiary or affiliate thereof within the last three (3) years. If Landlord and Tenant are not able to agree upon a mutually acceptable Appraiser pursuant to the preceding sentence, then either Landlord or Tenant may petition the Seattle, Washington office of JAMS to appoint an Appraiser satisfying the requirements of the previous sentence. The method of arbitration shall be that known as the "baseball" type of arbitration: Each party shall submit to the Appraiser its Final Offer made pursuant to this Section 30(d) in advance of the hearing. The Appraiser shall be limited to awarding only one or the other of the two figures submitted. Landlord and Tenant shall use commercially reasonable efforts to cause the Monthly Base Rent for the Option Term to be determined at least thirty (30) days prior to the start of the Option Term. The Appraiser's determination of the fair market rental rate shall be binding on the parties.

31. ROOFTOP COMMUNICATION EQUIPMENT.

(a) Subject to the terms and conditions of this Lease, and at Tenant's sole expense, during the Term of this Lease (including any Extension Terms) including without limitation, Section 12, Landlord's approval of Tenant's plans, and subject to all applicable Laws, Tenant shall have the non-exclusive right to install, maintain and operate satellite and/or microwave dishes and/or antennae, and related communications equipment ("Communication Equipment") on the roof of the Building. Use of the roof top space shall be at no charge to Tenant during the Term. Tenant reserves the right to run cabling, conduit or wiring across the roof of the Building to and through appropriate conduit risers that will terminate within the Premises as set forth in plans and specifications.

(b) Use of the roof top space shall only be for the use of Tenant (or any assignee of this Lease under an assignment permitted by the terms of this Lease). The rights to use the roof top space may not be granted to any other party by assignment, lease, sublease, license, delegation or otherwise.

(c) This Section 31 shall not be construed as granting to Tenant the right to use the roof for income producing purposes; all rights to use the roof for purposes that would result in payment of rent, license fees or other amounts from a third party shall belong exclusively to Landlord.

(d) Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage, claim or liability, including but not limited to the loss or diminution of any warranties that Landlord may suffer as a result of Tenant's actions under this Section 31, except for the active negligence or willful misconduct of Landlord or a Landlord Party.

(e) On or before the expiration or termination of this Lease, Tenant shall remove all such equipment and shall repair any damage resulting from such removal so that the roof and Building systems are restored to the condition they were in prior to the Tenant's use of the roof, ordinary wear and tear and casualty damage excepted.

32. LANDLORD'S ACQUISITION OF LAND.

(a) PURCHASE AGREEMENT. Landlord represents and warrants that (i) that certain Purchase and Sale Agreement dated March 3, 2005, by Creekside Building LLC, a Washington limited liability company, as seller, and Anastasiou Development LLC, a Washington limited liability company, as buyer, as amended by that certain letter agreement dated June 22, 2005 (as amended, the "Purchase Agreement") is in full force and effect, (ii) true and correct copies of the Purchase Agreement (including all amendments thereto) have been delivered to Tenant, (iii) Landlord holds all right, title and interest of the buyer under the Purchase Agreement pursuant to an assignment effected in accordance with the conditions of the Purchase Agreement, and (iv) neither Landlord, as buyer, nor the seller under the Purchase Agreement is in default in the performance of its obligations under the Purchase Agreement nor does any act, condition or occurrence exist which, with the giving of notice and/or the passing of time, would constitute a default of buyer or seller under the Purchase Agreement. Landlord shall cause the "closing" of Landlord's acquisition of the Purchase Agreement to occur by no later than October 1, 2005.

(b) PROPERTY MATERIALS. Landlord represents and warrants that Landlord has delivered, or shall promptly following execution of this Lease deliver, to Tenant true, correct and complete copies of all documentation (if any) regarding the physical condition and features of the Land and the Premises in Landlord's possession, custody or control (the "Property Documentation"). The Property Documentation shall include, without limitation, title reports and all underlying title documents referenced therein, surveys of the Land and the Building, all plans of the Building (including "as built" plans), environmental reports, surveys and test results regarding the Building and the Property as well as all manuals and other information and specifications regarding building systems installed in the Building which were provided to Landlord. As additional Property Documentation comes into Landlord's possession, custody or control that has not been disclosed to Tenant, Landlord shall promptly deliver complete copies of such Property Information to Tenant.

(c) EFFECTIVENESS. This Lease shall automatically become effective upon Landlord's acquisition of the Premises. In the event that Landlord does not acquire the Premises on or before October 1, 2005, then Tenant, in addition to its rights and remedies hereunder or at law or in equity, may elect to terminate this Lease by ten (10) business days' prior written notice to Landlord. Provided, however, that if Landlord acquires the Premises prior to expiration of such ten (10) business day period, then Tenant's termination right shall be void. In the event that Tenant so terminates the Lease, then, as Tenant's sole remedy, Landlord shall reimburse Tenant for the legal fees and expenses incurred by Tenant in connection with the drafting and negotiation of this Lease.

33. MISCELLANEOUS.

(a) KEYS. Concurrently with its delivery of the Premises to Tenant pursuant to
Section 4(a) of the Lease, Landlord shall provide Tenant one (1) key to the Premises for each 250 rentable square feet in the Building.

(b) CONFLICT OF LAWS. This Lease shall be governed by and construed solely pursuant to the laws of the State of Washington, without giving effect to choice of law principles thereunder.

(c) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns.

(d) ATTORNEYS' FEES. If either Landlord or Tenant should bring suit against the other as a result of a default by the other party under this Lease, then the defaulting party shall reimburse the reasonable attorneys' fees and litigation expenses (including without limitation court costs) of the non-defaulting party.

(e) TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(f) TIME. Time is of the essence with respect to the performance of every provision of this Lease.

(g) PRIOR AGREEMENT; AMENDMENTS. This Lease constitutes and is intended by the Parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the Parties unless contained in a writing which is signed by both Parties.

(h) AUTHORITY. If either party executes this Lease as a corporation or partnership, then such party represents and warrants that such entity is duly qualified and in good standing to do business in Washington and that the individuals executing this Lease on such party's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of such party, a copy of which is to be delivered to the other party on execution hereof, if requested by the other party, and in accordance with the by-laws of such party, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to the other party on execution hereof, if requested by the other party, and that this Lease is binding upon such party in accordance with its terms.

(i) SEPARABILITY. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(j) COUNTERPARTS; COPY. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. A copy of a signed original of this Lease shall have the same effect as a copy.

(k) LANDLORD'S LIABILITY; TRANSFER.

      (i) Notwithstanding anything in this Lease to the contrary, covenants, undertakings and agreements herein made on the part of Landlord in this Lease are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord (except Landlord's interest in the Premises, together with the rents, profits and proceeds of the Premises), but are made and intended for the purpose of binding only the Landlord's interest in the Premises, together with the rents, profits and proceeds of the Premises as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by Landlord, nor shall at any time be asserted or enforceable against Landlord or Landlord Parties on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. If the entirety of Landlord's estate in the Premises is sold, assigned or conveyed to any person or entity upon the exercise of any remedy provided for in any mortgage, deed of trust, or by law or equity, such person or entity and each person or entity thereafter succeeding to its interest in the Premises: (a) shall not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, except for (1) continuing defaults which must be cured, and (2) offsets expressly permitted under this Lease where the mortgagee or other beneficiary of a deed of trust received written notice of the Landlord defaults giving rise to the offset right, (b) shall not be bound by any payment prior to such sale or conveyance of Rent or other payments for more than one month in advance, and (c) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person or entity shall hold such interest.

      (ii) In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee; provided such transferee has expressly, in writing, assumed all obligations and liabilities hereunder.

(l) FINANCIAL INFORMATION. If Tenant is not a publicly listed and traded company, within ten (10) business days of receipt by Tenant of Landlord's written request, but not more than once each year, Tenant shall deliver to Landlord a copy of its most recent annual financial statements prepared in accordance with generally accepted accounting principles, including a balance sheet, income statement, statement of changes in stockholder's or owner's equity, statement of cash flow, accompanying footnotes, and reports of independent accountants; which reports may be consolidated with related entities. Landlord shall hold Tenant's financial information in confidence and agrees to execute a reasonable confidentiality agreement if so requested by Tenant. In addition, Tenant shall provide Landlord with such financial information on a non-consolidated basis (which will not be accompanied by reports of an independent accountant) if the Landlord is in the process of financing, re-financing or selling the property (and, in the case of a sale, there is an executed written agreement for a sale and the buyer has requested such financial information on a non-consolidated basis), provided that such financial information may only be provided to a prospective purchaser or mortgagee (and their representatives and agents), subject to the same confidentiality requirements. Notwithstanding the foregoing, Tenant shall not be required to deliver non-consolidated financial reports if such non-consolidated financial reports are not kept by Tenant in the ordinary course of its business.

(m) TITLE 51 WAIVER.

      (i) TENANT HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO LANDLORD UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMEN'S AND HARBOR WORKER ACT, AND/OR ANY EQUIVALENT ACTS AND TENANT EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST LANDLORD BY TENANT'S EMPLOYEES, EXCEPT TO THE EXTENT THAT THE LIABILITY ARISES AS A RESULT OF LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND TENANT HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED TO, CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

      (ii) LANDLORD HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO TENANT UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMEN'S AND HARBOR WORKER ACT, AND/OR ANY EQUIVALENT ACTS AND LANDLORD EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST TENANT BY LANDLORD'S EMPLOYEES, EXCEPT TO THE EXTENT THAT THE LIABILITY ARISES AS A RESULT OF TENANT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND LANDLORD HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED TO, CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

(n) ARBITRATION. If this Lease provides that a matter is to be subject to arbitration, then the matter shall be settled by arbitration in Seattle, Washington, pursuant to the arbitration rules and procedures set forth in RCW 7.04, with a single arbitrator. The arbitrator shall be a person having at least ten (10) years' experience and knowledge about commercial leasing and property management. Each party shall pay the cost of its experts and attorneys. The costs of the arbitrator shall be shared equally by the parties. The prevailing party shall be entitled to an award of reasonable attorney's fees. The arbitrator's award shall be final and binding on the parties.

[SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

TENANT:                                      LANDLORD:

EMULEX DESIGN & MANUFACTURING                24000 Development LLC, a Washington
CORPORATION, a Delaware corporation          limited liability company

By: _________________________________        By: _______________________________
    Print Name: _____________________            Stavros Anastasiou, Manager
    Print Title: ____________________

By: _________________________________
    Print Name: _____________________
    Print Title: ____________________

STATE OF _________________    )
                              )ss.
COUNTY OF ________________    )

      I certify that I know or have satisfactory evidence that______________ and _________________________________________ are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the ____________________________ and ________________________ respectively of
EMULEX DESIGN & MANUFACTURING CORPORATION, a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      Dated: August _____, 2005.

                                          ______________________________________
                                          (Signature of Notary Public)
                                          ______________________________________
                                          (Printed Name of Notary Public)
                                          residing in __________________________
                                          My Appointment expires _______________

STATE OF WASHINGTON      )
                         )ss.
COUNTY OF KING           )

      I certify that I know or have satisfactory evidence that Stavros Anastasiou is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Manager of 24000 Development LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      Dated: August _____, 2005.

                                          ______________________________________
                                          (Signature of Notary Public)
                                          ______________________________________
                                          (Printed Name of Notary Public)
                                          residing in __________________________
                                          My Appointment expires _______________

                                   EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND

Lot 6, QUADRANT MONTE VILLA CENTER, according to the Plat thereof recorded in Volume 54 of Plats, Pages 165 through 169, inclusive, in Snohomish County, Washington.

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                              WORK LETTER AGREEMENT
                          (LANDLORD BUILD W/ALLOWANCE)

This WORK LETTER AGREEMENT ("Work Letter Agreement") is entered into as of the ___ day of August, 2005, between 24000 DEVELOPMENT LLC, a Washington limited liability company ("Landlord"), and EMULEX DESIGN & MANUFACTURING CORPORATION, a Delaware corporation ("Tenant"), with reference to the following recitals:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises ("Premises") more particularly described in Exhibit "A" attached to the Lease. All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. PREPARATION OF CONSTRUCTION DRAWINGS.

      (a) Selection of Architect and Engineers. After the execution of this Lease, Landlord shall engage JPC Architects, P.L.L.C. ("Architect") to prepare the Space Plan (defined below) for the Tenant Improvements (defined below). With consultation from Tenant and Architect, Landlord shall select and retain engineering consultants (the "Engineers") to prepare the Working Drawings (defined below), which shall be consistent with the Approved Space Plan and include without limitation all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life/safety, and sprinkler work in connection with the Tenant Improvements. Prior to the execution of any agreement engaging the Architect or any of the Engineers, Landlord shall submit such agreement to Tenant for Tenant's review, comment and approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, the provisions of such contracts pertaining to the recourse of Landlord against Architect and Engineers shall be subject to Tenant's approval to be exercised in Tenant's sole and absolute good faith discretion. Landlord may not enter into an agreement with Architect or any of the Engineers unless such agreement has been approved in writing by Tenant pursuant to this Section. Landlord shall not amend any contract between Landlord and the Architect or the Engineers in such a manner that would adversely affect Tenant's recourse against Architect or the Engineers under the Design and Construction Warranties (defined below) to be assigned to Tenant pursuant to
Section 4(d) of this Work Letter Agreement, or increase the hourly rates charged by Architect or the Engineers in performing the Landlord's Work.

      (b) Space Plan. On or before the date therefor specified in the Work Schedule attached hereto as Exhibit "B-1" ("Work Schedule"), Architect shall prepare and deliver to Landlord and Tenant for their respective approval four
(4) copies of the space plan for all Tenant Improvements in the Premises ("Space Plan"), which Space Plan shall be prepared consistent with Tenant's directions and other instructions to Architect and further shall reflect a layout and description of all offices, rooms and other partitions, their intended use, and the equipment to be contained therein. Landlord or Tenant may request reasonable clarification or more specific drawings reasonably required for special use items not included in the Space Plan. Landlord or Tenant shall, no later than the deadline specified in the Work Schedule, (i) approve the Space Plan, or (ii) approve the Space Plan subject to specified conditions to be complied with in connection with the Working Drawings (defined below). Landlord and Tenant shall use good faith, commercially reasonable efforts to resolve any disputes that may arise between Landlord and Tenant regarding any conditions imposed pursuant to subpart (ii) of this Section 1(b). The Space Plan, as approved by Landlord and Tenant pursuant to this Section 1(b) (including the revisions required in

                                   EXHIBIT "B"
connection with a conditional approval), shall be referred to in this Work Letter Agreement as the "Approved Space Plan."

      (c) Working Drawings. Based upon the Approved Space Plan, by the date specified in the Work Schedule, Landlord shall cause the Engineers to complete and deliver to Tenant for Tenant's approval, two (2) copies of complete, fully coordinated architectural and (to the extent required) structural, mechanical, electrical and plumbing working drawings and specifications for the Tenant Improvements for the Premises in a form which is sufficiently complete to allow the Contractor and all subcontractors to bid on the work shown therein and to obtain all applicable Permits (defined below) therefor (collectively, the "Working Drawings"). The Working Drawings shall be consistent with the Approved Space Plan. Tenant shall, by the date specified in the Work Schedule, either (i) approve the Working Drawings, (ii) approve the Working Drawings subject to specified conditions to be satisfied by Landlord prior to submission of the same by Landlord for the Permits, or (iii) disapprove and return the same to Landlord with required revisions. If Tenant disapproves the Working Drawings, within three (3) business days of receipt of such disapproval, Landlord shall cause the Architect to make all changes thereto required to satisfy Tenant's required revisions and shall resubmit to Landlord such revised Working Drawings, and Landlord shall, within three (3) business days after Tenant receives such resubmitted Working Drawings, approve, approve with conditions, or disapprove the resubmitted Working Drawings, with the foregoing procedure to be repeated until the Working Drawings are ultimately approved by Tenant. The Working Drawings, as approved by Tenant pursuant to this Section 1(c) shall be referred to in this Work Letter Agreement as the "Approved Working Drawings." Landlord shall cause the process of preparing and approving the Working Drawings to be completed by such a time that will not delay Landlord's submission of the bid materials and Approved Working Drawings to the Bidding Contractors with sufficient time for such Bidding Contractors to prepare bids for the construction of the Tenant Improvements, and for Landlord to review, analyze and deliver to Tenant a detailed written recommendation regarding the bids of the Bidding Contractors, by no later than September 27, 2005.

      (d) Changes in Approved Working Drawings. In the event Tenant desires to change any set of Approved Working Drawings, Tenant shall deliver a notice (a "Drawing Change Notice") of such proposed change to Landlord, which Drawing Change Notice shall set forth in detail all changes (the "Tenant Changes") Tenant desires to make to the Approved Working Drawings. To the extent that drawings or depictions of the proposed Tenant Changes are reasonably required by Landlord, then Tenant shall instruct Architect and/or the Engineers, as may be applicable, to prepare drawings setting forth in reasonable detail the proposed Tenant Changes. Landlord shall, within three (3) business days following Landlord's receipt of any Drawing Change Notice either: (i) approve the Tenant Changes in question, or (ii) disapprove such Tenant Changes and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord's disapproval. Notwithstanding anything to the contrary herein, Landlord may not withhold its consent to Tenant Changes where Tenant, subject to funding from any remaining unspent portion of the Tenant Improvement Allowance, agrees to bear the increased cost of the construction of the Tenant Improvements directly resulting from the Tenant Changes. If the Contractor has already been engaged by Landlord at the time Tenant requests a Tenant Change, Landlord shall use commercially reasonable efforts to negotiate a change order to the construction contract between Landlord and the Contractor consistent with the Tenant Change upon the best possible terms and conditions for the Tenant. Subject to funding from any remaining unspent portion of the Tenant Improvement Allowance, Tenant shall bear (A) the cost of the Architect and Engineers incurred as a result of revising the Approved Working Drawings to effect any Tenant Change, and (B) the cost of construction of the Tenant Improvements that are the subject of the Tenant Change.

      (e) Tenant Improvements; Standards for Approval. The term "Tenant Improvements" means all initial improvements, fixtures and equipment to be permanently affixed to the Premises pursuant to this Work Letter Agreement. The term "Landlord's Work" shall mean and refer to the work and activities performed by, or caused to be performed by, Landlord in connection with the construction of the Tenant Improvements pursuant to this Work Letter Agreement. Except as provided otherwise herein, each time Landlord or Tenant is granted the right under this Work Letter Agreement to review, consent or approve the Space Plan, the Working Drawings, any part or component thereof, or any proposed Tenant Change (each such approval is referred to herein as a "Consent"), such Consent shall not be not be withheld or

                                   EXHIBIT "B"
conditioned unless the proposed improvements (i) would unduly burden the Building's operating systems or (ii) would fail to comply with applicable laws, codes, ordinances or regulations.

      (f) Permits. By no later than the date specified in the Work Schedule, Landlord shall cause the Engineers to prepare updated versions of the Space Plans containing sufficient information to submit to the City of Bothell to apply for and obtain the Permits. Such plans and drawings shall be referred to in this Work Letter Agreement as the "Permit Drawings." By no later than the date specified in the Work Schedule, Landlord shall submit to the appropriate governmental entities the Approved Space Plans (including such additional reasonable detail as is customarily required by the applicable governmental entities) and Landlord shall otherwise apply for all applicable building and other permits and approvals (collectively, "Permits") necessary or required for the Contractor to commence, perform and fully complete the construction of the Tenant Improvements (and to permit Tenant to legally occupy the Premises). If the governmental entities reviewing the applications for permits and related materials require any revisions to the Permit Drawings, Landlord shall cause such revisions to be made within five (5) business days and delivered to Tenant for its approval in accordance with the same procedures for Tenant's review and approval of the Working Drawings in accordance with Section 1(c) above. Revisions to the Permit Drawings made in connection with responding to the request of a governmental agency pursuant to the preceding sentence shall not constitute a Tenant Change, notwithstanding any provision of this Work Letter to the contrary. In addition to its covenants in the preceding sentence, Landlord shall use good faith, commercially reasonable and diligent efforts to cause all of the Permits to be fully issued (in "ready to issue" form) on or before the date specified therefor in the Work Schedule. Neither Landlord nor any (i) Landlord Party shall have any obligation or liability to Tenant if any Permit (including, without limitation, any building permit, certificate of occupancy, or equivalent) is not timely issued to Landlord, provided that Landlord has applied for such Permits in accordance with the Work Schedule, (ii) Landlord has exercised good faith, commercially reasonable and diligent efforts to cause the Permits to be issued in accordance with the Work Schedule, and (iii) the delay in the issuance of the Permits has not been caused by the negligence or willful misconduct of Landlord or any Landlord Parties. As used herein, "Landlord Party" shall mean Landlord and its partners, advisors, lenders and each of their respective officers, managers, directors, employees, contractors, agents, architects, engineers, successors and assigns.

2. COST OF TENANT IMPROVEMENTS.

      (a) Allocation of Costs. Landlord shall bear all Tenant Improvement Costs (defined below) to the extent that the total Tenant Improvement Costs do not exceed the Tenant Improvement Allowance set forth in Section 1(l) of the Lease (as the same may be increased pursuant to the terms and conditions of the Lease). Tenant shall bear all Tenant Improvement Costs in excess of the Tenant Improvement Allowance ("Excess Costs") in accordance with the provisions of this Work Letter Agreement.

      (b) Payment of Excess Costs by Tenant. Excess Costs shall be paid by Tenant to Landlord, on a proportionate basis promptly upon request from Landlord, as Landlord incurs such costs after the Tenant Improvement Allowance has been paid in full by Landlord in accordance with this Work Letter Agreement. Tenant shall pay Landlord for Excess Costs incurred by Landlord in connection with the design and construction of the Tenant Improvements pursuant to this
Section 2(b) within five (5) business days following Landlord's request therefor, which request shall be accompanied by reasonable supporting documentation (e.g., as set forth on invoices paid or payable by Landlord as of such date). Notwithstanding anything in this Work Letter Agreement or the Lease to the contrary, Landlord shall have the right to discontinue its performance of the Landlord's Work until such time as Tenant complies with the requirements of this Section 2(b). If Tenant fails to pay Excess Costs when due hereunder, the unpaid Excess Costs shall accrue interest from the due date at a rate of twelve percent (12%) per annum, simple interest.

                                   EXHIBIT "B"

      (c) Disbursement of Tenant Improvement Allowance.

            (i) Definition of Tenant Improvement Costs. As used herein, "Tenant Improvement Costs" shall mean the actual, out-of-pocket costs incurred by Landlord in performing the Landlord's Work, preparing the Space Plan and Working Drawings and obtaining the Permits.

            (ii) Exclusions from Tenant Improvement Costs. Notwithstanding
Section 2(c)(i) above or any other provision of the Lease or this Work Letter Agreement to the contrary, Tenant Improvement Costs shall not include any of the following costs and expenses (collectively, the "Excluded Costs"): (A) costs for the Base Building Work; (B) costs incurred in the inspection, testing, removal, abatement or remediation of Hazardous Materials to the extent that such costs are incurred by Landlord in the performance of Landlord's obligations under the Lease; (C) any breaches of Landlord's covenants, representations and warranties set forth in the Lease or this Work Letter Agreement; (D) the cost of work performed prior to the execution of the Lease or which is not authorized by the Lease or this Work Letter Agreement; (E) costs that are recovered or are reasonably recoverable from a third party (e.g., insurers, warrantors or tortfeasors); (F) construction management fees incurred by Landlord or any party acting on behalf of Landlord in excess of the lesser of (1) an arms' length rate or (2) five percent (5%) of the Tenant Improvement Costs; and (G) profit and overhead charges paid to Landlord or any person controlled by, controlling or under common control with Landlord. The Excluded Costs shall be borne by Landlord (or, as may be applicable, Contractor or any other third party) at its sole cost and expense, without reimbursement from the Tenant Improvement Allowance.

            (iii) Disbursement. Landlord shall have the right to disburse the Tenant Improvement Allowance for such Tenant Improvement Costs in accordance with the provisions of this Work Letter Agreement and in such order as Landlord shall determine; provided, however, notwithstanding anything in this Work Letter Agreement to the contrary, Landlord shall not be authorized to incur, or pay any portion of the Tenant Improvement Allowance, overtime wages or like changes to contractor (or any subcontractors) in connection with the construction of the Tenant Improvements, unless such overtime has been authorized by Tenant in writing prior to being incurred, which authorization may be given or withheld in Tenant's sole and absolute discretion. Tenant shall have the right to apply any portion of the Tenant Improvement Allowance to Tenant's actual, out-of-pocket expenses (including fees and reimbursable expenses, where applicable) of Tenant's Agents (defined below), including without limitation, the following types of fees, costs and expenses: (A) Tenant's third-party construction manager, (B) purchasing and installing cabling, conduits and/or data or telecommunications wiring, (C) the design, construction and installation of Tenant's signage, (D) Tenant's security system and related equipment and the installation thereof, (E) relocation and moving costs in connection with Tenant's relocation and move-in to the Premises, (F) movable and built-in furniture, (G) trade fixtures and other fixtures, (H) modifications or improvements to the landscaping of the Premises, (I) interior and landscape design services, (J) Tenant's enforcement of the Design and Construction Warranties against Architect, the Engineers and/or the Contractor (and any of Contractor's subcontractors or suppliers), and (K) other interior decorations intended to be used or installed by Tenant at the Premises. As used herein, "Tenant's Agents" shall mean collectively, the all contractors, subcontractors, laborers, materialmen, suppliers and other third-parties directly retained by Tenant in connection with the design and construction of the Tenant Improvements, Tenant's relocation to the Premises and (after the date of Substantial Completion) Tenant's use and occupancy of the Premises. In the event that, (1) Tenant desires Landlord to disburse the Tenant Improvement Allowance for Tenant Improvement Costs payable directly by Tenant and (2) in Landlord's commercially reasonable judgment, the Tenant Improvement Allowance is sufficient to cover the (a) amount of the Tenant Improvement Costs to be incurred by Landlord and (b) the amounts desired to be so disbursed by Tenant, Landlord shall make such disbursements to Tenant pursuant to this Section 2(c)(iii). Landlord shall not be required to make more than one such disbursement to Tenant per calendar month and then only if on or before the twenty-fifty (25th) day of the preceding calendar month, Tenant delivers to Landlord (i) a request for payment substantially in the form of AIA Document G702, (ii) invoices from all of Tenant's Agents covered by

                                   EXHIBIT "B"

Tenant's request for disbursement, (iii) executed mechanic's lien releases from all of such Tenant's Agents that are entitled to lien rights; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request vis-a-vis the Landlord. Provided that such request for disbursement (and the work covered hereby) is, in Landlord's commercially reasonable judgment, not defective or deficient, on or before the last day of the calendar month following Landlord's receipt of such request, Landlord shall deliver a check to Tenant made payable to either Tenant's Agent or Tenant (at the election of Landlord), in the amount requested to be disbursed by Tenant. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished (or materials supplied, if any) as set forth in Tenant's payment request.

3. CONSTRUCTION.

      (a) Base Building Work. Landlord, at its sole cost and expense, without deduction or reimbursement from the Tenant Improvement Allowance, shall perform the following work (the "Base Building Work"): (i) cause the Building to have the capacity to provide at least 6.86 Watts per rentable square foot of electrical current to the Premises; (ii) cause the Building to have HVAC capacity of at least one hundred fifteen (115) tons; (iii) cause the Building to have HVAC zoning of not less than one (1) zone for every one thousand (1,000) usable square feet in the Premises; (iv) cause the Building's existing structure to be in good condition and repair; (v) cause the Building's existing operating systems to be in good condition and working order; (vi) cause the Building and Exterior Areas (but excluding the Tenant Improvements) to be brought into compliance with all applicable laws, regulations, codes and ordinances, including without limitation the ADA; and (vii) cause all Hazardous Materials present in the Premises to be removed, remediated or otherwise treated to the extent necessary to comply with Section 7(c)(ii) of the Lease. Landlord shall be solely responsible for any delays in achieving Substantial Completion by December 12, 2005 on a critical path basis to the extent arising from Landlord's obligation to perform the Base Building Work.

      (b) Construction Contract. By no later than the date specified in the Work Schedule, Landlord shall present to Tenant Landlord's form construction contract, on a cost-plus fee basis with a guaranteed maximum price, or at Tenant's option a lump sum basis. Within three (3) business days after Tenant's receipt of such draft construction contract, Tenant shall provide Landlord with Tenant's comments to the draft construction contract and thereafter Landlord and Tenant shall use good faith, commercially reasonable efforts to agree on the form of a construction contract to be used for the construction of the Tenant Improvements that is mutually acceptable to Landlord and Tenant by no later than September 16, 2005; provided, however, the provisions of such construction contract pertaining to Landlord's remedies against contractor (and all subcontractors engaged pursuant to such construction contract) shall be subject to Tenant's approval in Tenant sole and absolute discretion exercised in good faith. Such approved construction contract shall be referred to herein as the "Construction Contract". Landlord shall deliver the Construction Contract to each of the Bidding Contractors (defined below) as part of Landlord's Request for Proposal (defined below).

      (c) Request for Proposal. By no later than the date specified in the Work Schedule, Landlord shall present to Tenant Landlord's proposed request for proposal to be submitted to each of the Bidding Contractors. Within three (3) business days after Tenant's receipt of such draft request for proposal, Tenant shall provide Landlord with Tenant's comments to the draft request for proposal and thereafter Landlord and Tenant shall use good faith, commercially reasonable efforts to agree on the form of a request for proposal to be submitted to the Bidding Contractors by no later than September 16, 2005. Such approved request for proposal shall provide that each contractor shall achieve Substantial Completion of the Premises and the Tenant Improvements by no later than December 12, 2005, and further shall be referred to herein as the "Request for Proposal". Landlord shall deliver the Request for Proposal to each of the Bidding Contractors.

      (d) Selection of Contractor. Immediately upon Tenant's approval of the Working Drawings, Landlord shall submit the Approved Working Drawings together with the Construction Contract and the Request for Proposal in connection with the construction of the Tenant Improvements to three (3)

                                   EXHIBIT "B"
prospective general contractors selected by Landlord, or at Tenant's election, two (2) prospective general contractors selected by Landlord and one (1) prospective general contractor selected by Tenant (such prospective general contractors, the "Bidding Contractors"). Upon receipt of such bids for the general conditions and fee from such Bidding Contractors in connection with the performance of the Tenant Improvements, but no later than the date specified in the Work Schedule, Landlord shall deliver a written recommendation to Tenant regarding which of the Bidding Contractors should be selected to perform the Landlord's Work, which written recommendation shall specify the following cost estimates (the "Bid Estimate"): (i) the total amount of Tenant Improvement Costs to be incurred under the recommended bid in connection with the performance of the Landlord's Work and (ii) the total Excess Costs, if any, to be incurred in connection with such proposal in accordance with Section 2(a) above. Landlord shall use its best, good faith efforts to confer and advise Tenant regarding the selection of the Bidding Contractor. By no later than the date specified in the Work Schedule, Landlord and Tenant shall select a Bidding Contractor to perform the Landlord's Work required pursuant to this Work Letter Agreement, which Bidding Contractor shall be mutually acceptable to Landlord and Tenant (the "Contractor"). Promptly upon receipt of such notice, Landlord shall retain and engage the Contractor and shall cause the Contractor to mobilize for the construction of the Tenant Improvements and commence the construction of the Tenant Improvements by no later than the date specified in the Work Schedule. After the engagement of Contractor by Landlord pursuant to this Work Letter Agreement, if Contractor subsequently requests any change order or amendment to the Construction Contract between Contractor and Landlord ("Change Order Request"), Landlord shall promptly forward such Change Order Request to Tenant and Landlord shall not execute or otherwise authorize any Change Order Request unless Tenant has approved such Change Order Request in writing, which approval may be withheld in Tenant's sole and absolute discretion exercised in good faith.

      (e) Delivery of Approved Working Drawings and Permits. Promptly after the receipt of the Permits, Landlord shall deliver to Tenant copies of the following: (i) two (2) copies of the plans and specifications approved by the applicable governmental entities (which plans and specifications shall have been prepared and approved in accordance with the terms and conditions of this Work Letter Agreement) stamped as approved by the applicable governmental entities and (ii) "ready to issue" documents from applicable governmental entities with respect to all Permits necessary or required for the Contractor to commence, perform and fully complete the construction of the Tenant Improvements.

      (f) Record Set of Drawings. After Substantial Completion, Landlord shall cause the Architect to prepare and deliver to Landlord and Tenant two (2) complete sets of reproducible copies (and one (1) complete set of AutoCad ".dwg" (release 13 or higher) files) of the as-built documents for the Tenant Improvements.

4. SUBSTANTIAL COMPLETION.

      (a) Early Occupancy. If Tenant occupies all or any portion of the Premises or otherwise installs furniture, fixtures or equipment prior to Substantial Completion (except for work performed by Contractor as part of the Tenant Improvements), Tenant shall not unreasonably impede or otherwise disrupt the Substantial Completion of the Tenant Improvements.

      (b) Substantial Completion. Landlord shall cause the Contractor to achieve the Substantial Completion of the Tenant Improvements by the date specified in the Work Schedule. For purposes of this Lease, "Substantial Completion" of the Premises and the Tenant Improvements shall have been achieved upon the occurrence of each of the following: (i) the substantial completion of construction of the Tenant Improvements in accordance with the Approved Working Drawings, with the exception of any Punch List Items (defined in Section 4(c) below); (ii) the Architect has delivered a written certification to Tenant that Substantial Completion has been achieved; (iii) the issuance of a certificate of occupancy (or equivalent sign-off or approval) from the City of Bothell or other governmental entity with jurisdiction permitting the full use and occupancy of the Premises for the purposes permitted under the Lease; (iv) all Base Building Work is complete and all utilities serving the Premises are operational; (v) all Building operating and mechanical systems are in good condition and working order; and (vi) the Premises otherwise are in such a condition so as to reasonably permit Tenant's use and occupancy of the Premises for Tenant's ordinary

                                   EXHIBIT "B"
business purposes. Terms like "Substantially Complete", "Substantially Completing" and other phrases of like impart shall be deemed to be references to the Substantial Completion of the Premises and the Tenant Improvements.

      (c) Preparation of Punch List. Once Substantial Completion has occurred, Landlord shall give Tenant five (5) business days prior notice of a meeting for Tenant to inspect the Tenant Improvements. Tenant's representative and Architect shall completely examine the Premises and Tenant's representative and the Architect shall prepare a list (the "Punch List") of all Punch List Items (defined below). The list shall be signed by Landlord, Tenant and Landlord's Contractor and all items shall be completed as soon as reasonably possible thereafter. Tenant's execution of the Punch List shall not be deemed to be a waiver of warranty or any of Tenant's rights in connection with defects to the Tenant Improvements. As used herein, "Punch List Items" shall mean all items of construction which entail one or more details of construction, decoration, mechanical adjustment or installation that do not materially and adversely affect the use and occupancy of any portion of the Premises for the normal conduct of Tenant's business.

      (d) Assignment of Rights and Warranties. Effective upon final completion of the Tenant Improvements, Landlord shall assign to Tenant (i) all rights and recourse of Landlord against Architect pursuant to the agreement between Landlord and Architect for the design of the Tenant Improvements, (ii) all rights and recourse of Landlord against all Engineers pursuant to the agreement between Landlord and such Engineers for the design of the Tenant Improvements, and (iii) all rights and recourse of Landlord against Contractor pursuant to the Construction Contract (including without limitation warranties and guaranties made by Contractor relating to the Tenant Improvements) (collectively, the "Design and Construction Warranties"), pursuant to an assignment in form reasonably acceptable to Tenant. Landlord shall obtain all costs of Architect, the Engineers and Contractor required to effect the assignment of the Design and Construction Warranties to Tenant. After the effective date of the assignment of the Design and Construction Warranties to Tenant, Landlord shall cooperate with Tenant's attempts to enforce the Design and Construction Warranties against Architect, the Engineers and/or Contractor; provided, however, Landlord shall have no obligation to incur any out of pocket expenses in connection with such cooperation. Prior to the assignment of the Design and Construction Warranties to Tenant pursuant to the preceding sentence, Landlord shall use diligent, good faith efforts to cause Contractor to use construct the Tenant Improvements in accordance with the Construction Contract and free from defects. In the event that Landlord discovers or otherwise determines that any portion of the Tenant Improvements has not been constructed in accordance with the Contraction Contract or otherwise is defective, Landlord shall promptly notify Tenant in writing.

5. DELAY.

      (a) Tenant Delay. Delays in the achievement of Substantial Completion by December 12, 2005 on a critical path basis caused by any of the following shall constitute a "Tenant Delay": (i) Tenant fails to perform any of its obligations set forth in this Work Letter Agreement by the time deadline set forth in the Work Schedule or the deadline set forth in this Work Letter Agreement; (ii) Tenant's request for, and Landlord's implementation and construction of, Tenant Changes; (iii) any request by Tenant that Landlord delay the completion of any component of the Landlord's Work; (iv) any breach or default by Tenant in the performance of Tenant's obligations under this Work Letter Agreement or the Lease; (v) Tenant's failure to pay amounts when due under this Work Letter Agreement; or (vi) any unreasonable delay resulting from Tenant's having taken possession of the Premises for any reason, or Tenant's installation of fixtures, furniture and equipment (except for work performed by Contractor as part of the Construction Contract), prior to the Substantial Completion of the Landlord's Work. The Commencement Date shall be accelerated to the date that Landlord would have achieved Substantial Completion but for the Tenant Delay.

      (b) Permit Delay. As used herein, "Permit Delay" shall mean delays in the achievement of Substantial Completion by December 12, 2005 on a critical path basis caused by Landlord's failure to obtain the Permits for reasons beyond Landlord's reasonable control, despite Landlord's exercise of commercially reasonable, good faith and diligent efforts, to obtain the Permits when required pursuant to

                                   EXHIBIT "B"
the Work Schedule. Landlord and Tenant shall cooperate to minimize and mitigate potential Permit Delays including without limitation by performing pre-permit work in connection with the construction of the Tenant Improvements to the extent feasible. Permit Delay shall not constitute Tenant Delay. Permit Delay shall not operate to cause the acceleration of the Commencement Date.

      (c) Tenant Option to Accelerate. Upon the occurrence of any Permit Delay or any Force Majeure Delay, but subject to Landlord's covenants in Section 5(b) of this Work Letter Agreement, Landlord shall promptly notify Tenant and Tenant may elect, in its sole discretion, to authorize the payment of overtime, the rescheduling of the performance of different components of the Landlord's Work, to initiate Tenant Changes or to take other measures to mitigate the effect of the Permit Delay or the Force Majeure Delay (collectively, "Tenant Acceleration Elections"). Subject to funding from any remaining unspent portion of the Tenant Improvement Allowance, Tenant shall bear any increases in Tenant Improvement Costs resulting from Tenant Acceleration Elections.

6. MISCELLANEOUS.

      (a) Risk of Loss. Landlord shall not commence the construction of the Tenant Improvements without Landlord's general contractor first acquiring "all risks" builders' risk insurance covering all of the Landlord's Work and the minimum insurance coverages specified in Exhibit "B-2" attached hereto.

      (b) Construction Representatives. Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter Agreement: Doug Swan of Doug Swan Associates, Inc., 3803 NE 182nd Street, Lake Forest Park, Washington 98155, telephone: (206) 368-8568, fax: (206) 368-8337. Tenant hereby appoints the following person as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter Agreement: Sadie Herrera, 3333 Susan Street, Costa Mesa, California 92626, telephone: (714) 885-3667, fax:
(714) 556-0252. A copy of all communications to Tenant's Representative shall also be sent to Studley, Inc., 19100 Von Karman Avenue, Irvine, California 92612, Attention: Kelly Givens, telephone: (949) 660-3553, fax: (949) 660-3556.
All communications with respect to the matters covered by this Work Letter Agreement are to be made to Landlord's Representative or Tenant's Representative, as the case may be (with copies delivered as provided above), in writing in compliance with the notice provisions of the Lease (but to the addresses set forth above). Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

      (c) Records. Landlord shall maintain, and shall cause the general contractor to maintain, complete and correct books and records relating to the construction of the Tenant Improvements and the performance of the Landlord's Work and all Tenant Improvement Costs (collectively, the "Construction Records"). All records and accounts relating to such matters shall be in a format consistent with standard accounting practices. After the final completion of the Tenant Improvements, Landlord shall deliver copies of the Construction Records to Tenant.

      (d) Arbitration. In the event that a dispute arises between Landlord and Tenant regarding the parties' obligations under this Work Letter Agreement or the construction of this Work Letter Agreement, then such dispute shall be resolved by binding arbitration in accordance with Section 33(n) of the Lease. If Substantial Completion of the Tenant Improvements has not occurred at the time such dispute arises, Landlord and Tenant shall utilize any expedited dispute resolution rules and procedures that may be available.

      (e) Damage Caused by Tenant. In the event that Tenant or Tenant's Agents (excluding Architect, the Engineers, Contractor and its subcontractors and suppliers) damage the Premises or the Tenant Improvement work being performed by Contractor as a result of Tenant's or such Tenant's Agents' activities on the Premises prior to Substantial Completion, then Tenant shall be responsible for the cost of repairing such damage, subject to funding from any remaining unspent portion of the Tenant Improvement Allowance.

                                   EXHIBIT "B"

      (f) Construction Services. Notwithstanding anything in the Lease or this Work Letter Agreement to the contrary, during the construction of the Tenant Improvements and during Tenant's installation of its furniture, fixtures and equipment in (and move into) the Premises, Landlord shall provide, and neither Tenant nor Tenant's Agents nor the Contractor shall be charged for any of the following: (i) the use of the Building's loading docks and freight elevators;
(ii) HVAC service to the Premises; and/or (iii) electricity and/or water provided to the Premises. In addition, Landlord shall provide parking in the Exterior Areas of the Land for the Contractor and all of its subcontractors (and each of their respective employees and agents) and for all of Tenant's Agents free of charge.

      (g) Definitions. All capitalized terms used in this Work Letter Agreement shall have the same definition attributed to such terms herein as is attributed to such terms in the Lease, unless such terms are otherwise defined herein.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have cause this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.

LANDLORD:                                 TENANT:

24000 DEVELOPMENT LLC, a Washington       EMULEX DESIGN & MANUFACTURING
limited liability company                 CORPORATION, a Delaware corporation

By: _______________________________       By: __________________________________
      Stavros Anastasiou, Manager             Print Name: ______________________
                                              Print Title: _____________________

                                          By: __________________________________
                                              Print Name:_______________________
                                              Print Title:______________________

                                   EXHIBIT "B"

                                  EXHIBIT "B-1"

                                  WORK SCHEDULE

        DATES                                   MILESTONES
        -----                                   ----------
August 12, 2005            Architect delivers Space Plan to Landlord and Tenant
                           for their respective review and approval.

Three (3) business days    Landlord and Tenant to complete its review of Space
after Tenant's delivery    Plan and deliver written notice to (i) approving the
of Space Plans             Space Plan or (ii) conditionally approving the Space
                           Plan and specifying required revisions to the Space
                           Plan.

August 26, 2005            Landlord shall cause the Permit Drawings to be
                           completed.

August 29, 2005            Landlord to cause Architect to submit drawing to City
                           of Bothell for permitting approval.

September 9, 2005          Landlord delivers (i) Working Drawings, (ii) an
                           initial draft of the construction contract for the
                           construction of the Tenant Improvements, and (iii) an
                           initial draft of the request for proposal from the
                           Bidding Contractors in connection with the
                           construction of the Tenant Improvements to Tenant for
                           Tenant's review and approval.

Three (3) business days    Tenant to complete its review of Working Drawings
after Landlord's           and  deliver written notice to Landlord (i)
deliver of Working         approving the Working Drawings or (ii) disapproving
Drawings                   the Working Drawings and specifying revisions to the
                           Working Drawings necessary to cause Tenant to approve
                           the Working Drawings.

September 23, 2005         Landlord to submit Working Drawings, Construction
                           Contract and Request for Proposal to Bidding
                           Contractors pursuant to Work Letter.

September 28, 2005         Landlord shall deliver to Tenant written
                           recommendation regarding the selection of one of the
                           Bidding Contractors.

Two (2) business days      Tenant shall select one of the Bidding Contractors to
after Landlord's           perform the Tenant Improvements.
delivery of Contractor
recommendation

Later of (i) two (2)       Landlord to cause Contractor to commence the
calendar days after        construction of the Tenant Improvements.
Tenant's selection of
Contractor to perform
Tenant Improvements, or
(ii) October 3, 2005

October 27, 2005           Obtain building permit from City of Bothell.

December 12, 2005          Landlord to cause Contractor to achieve Substantial
                           Completion.

                                   EXHIBIT "B"

                                  EXHIBIT "B-2"

                             INSURANCE REQUIREMENTS

            1. GENERAL COVERAGES. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 17 of the Lease.

            2. SPECIAL COVERAGES. All of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in
Article 17 of the Lease.

3. GENERAL TERMS. Certificates for all insurance carried pursuant to this Exhibit "B-2" shall all be delivered to Landlord before any entry into the Project by Tenant or any Tenant's Agent. All such policies of insurance must contain a provision that the company writing said policy will give Landlord ten
(10) days prior notice of any cancellation, modification or lapse of the policy. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Exhibit "B-2" shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements of the foregoing insurance shall not derogate from the provisions for indemnification of

                                   EXHIBIT "B"

                                   EXHIBIT "C"

                 DEFINITION OF OPERATING EXPENSES, REAL PROPERTY
                   TAXES AND ASSESSMENTS, AND UTILITIES COSTS

1. ITEMS INCLUDED IN OPERATING EXPENSES. The term "Operating Expenses" as used in the Lease to which this Exhibit "D" is attached means: all costs and expenses of operation and maintenance of the Premises (as such terms are defined in the Lease), other than "Real Property Taxes and Assessments" and "Utilities Costs" as defined below, (which shall be separately accounted for), as determined by standard accounting practices, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Premises and the personal property of Landlord used in the operation of the Premises; provided, however, "Operating Expenses" shall not include the cost of the acquisition of the Premises or any of the items specifically set forth in Section 4 below. Operating Expenses include, without limitation:

(a) costs of Landlord Insurance, and any insurance deductibles paid by Landlord;

(b) security and access control, waste disposal, window cleaning and janitorial services for the Premises, to the extent not separately reimbursed to Landlord;

(c) wages, salaries of all persons (other than executive personnel) to the extent engaged in the operation, maintenance or access control of the Premises, including all taxes, insurance, and benefits relating thereto (if any such person perform services to more than one property, then the items in this subsection (c) for such person shall be allocated proportionately among the properties served);

(d) a market rate management/administrative fee not to exceed three percent (3%), and not less than one percent (1%), of the annual gross revenues of the Building exclusive of the proceeds of financing or a sale of the Building;

(e) supplies, materials, equipment and tools including rental of personal property used for maintenance;

(f) repair and maintenance (including maintenance, service and repair agreements) of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord, but excluding any Building defects that existed as of the Commencement Date or repair and maintenance expenses arising due to Landlord's failure to repair and maintain the Premises, the Building and the Exterior Areas in accordance with the Lease and Exhibit "D" attached thereto;

(g) maintenance, cleaning, sweeping, restriping, resurfacing, ice and snow removal, directional signs, markers, car stops, and other costs and upkeep of all Parking Areas and Exterior Areas;

(h) depreciation on a straight line basis and rental of personal property used in maintenance of the Exterior Areas;

(i) amortization on a straight line basis over the useful life of all capitalized expenditures which are: (i) reasonably intended to produce a reduction in operating charges or energy consumption provided that Tenant has approved such capital expenditure in writing in Tenant's reasonable discretion; or (ii) required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date; or (iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement;

                                   EXHIBIT "C"

(j) costs and expenses of gardening and landscaping; and

(k) maintenance of Tenant's signage.

2. REAL PROPERTY TAXES AND ASSESSMENTS. The term "Real Property Taxes and Assessments", as used in this Exhibit "C", means: real property taxes and assessments imposed on the Premises by any governmental authority having the direct power to tax. When calculating Real Property Taxes and Assessments for purposes of establishing Tenant's Expense Allowance, Real Property Taxes and Assessments shall not include penalties and other delinquency charges resulting from the late payment thereof (unless such late payment is due to Tenant's failure to pay additional rent on time).

3. UTILITIES COSTS. As used in this Lease, "Utilities Costs" shall mean all charges for utilities for the Premises including but not limited to water, sewer, electricity, natural gas, telephone, and cable, the costs of heating, ventilating and air conditioning and other utilities.

4. ITEMS EXCLUDED FROM OPERATING EXPENSES, REAL PROPERTY TAXES AND ASSESSMENTS, AND UTILITIES COSTS. Notwithstanding the provisions of Paragraphs 1, 2 and 3 above to the contrary, as applicable, "Operating Expenses," Real Property Taxes and Assessments," and "Utilities Costs" will not include:

(a) Landlord's federal or state income, franchise, inheritance or estate taxes;

(b) any ground lease rental;

(c) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed (or entitled to reimbursement) by insurance or condemnation proceeds or by prior tenants, owners, warrantors or other third persons;

(d) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services and such election to purchase does not result in increased operating expenses as compared to independent third party charges, all as determined in accordance with standard accounting practices;

(e) brokerage commissions, finders' fees, attorneys' fees, space planning costs, marketing costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f) costs of a capital nature, including, without limitation, capital improvements and capital replacements, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures set forth in Section 1(i) of this Exhibit "C" will in any event be included in the definition of Operating Expenses;

(g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building;

(h) accounting and attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with owners and past or prospective tenants or other occupants of the Building;

(i) except for the administrative/management fees described in Section 1(e) of this Exhibit "C", costs of Landlord's general corporate overhead;

                                   EXHIBIT "C"

(j) all items and services for which Tenant reimburses Landlord (other than through Section 6 of the Lease) or otherwise pays directly;

(k) costs arising from Landlord's charitable or political contributions.

(l) any bad debt loss or expenses, rent loss, or reserves for bad debt or rent loss;

(m) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and the Exterior Area, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Land or the Building, costs incurred in connection with any disputes between Landlord and its employees, or between Landlord and Building management, or between Building management and its employees;

(n) salaries and other benefits paid to the employees of Landlord (except as provided in 1(c) above);

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by similarly qualified unaffiliated third parties with respect to similar projects on a competitive basis;

(p) costs of acquiring or leasing sculptures, paintings, or other objects of art;

(q) any costs expressly excluded from Operating Expenses elsewhere in the Lease;

(r) amount of rent for any office space occupied by Building management personnel;

(s) costs necessitated by or resulting from the negligence or willful misconduct of Landlord or any of its respective agents, employees, vendors or contractors, or providers of materials or services, including but not limited to penalties, fines, judgments or awards;

(t) costs arising from Landlord's failure to perform repair and maintenance to the Building, the premises or the Exterior Areas in accordance with the Lease and Exhibit "D" attached to the Lease, but only to the extent that such costs are in addition to costs that would normally have been incurred;

(u) costs arising from the testing for, remediation of, or otherwise relating in any manner to, Hazardous Materials;

(v) any flowers, gifts, balloons and the like provided to any entity whatsoever;

(w) the costs of any magazine, newspaper, trade or other subscriptions or Landlord's professional association dues;

(x) costs of installing, maintaining and operating any specialty service operated by Landlord (including without limitation, any luncheon club, broadcasting facility, sundry shop, restaurant or cafeteria, retail store, or other recreational facility);

(y) costs of insurance maintained by Landlord other than Landlord's Insurance pursuant to Section 17(e) of the Lease;

                                   EXHIBIT "C"

(z) any entertainment or dining provided to vendors to increase service or lower Operating Expenses, or travel expenses for any purpose;

(aa) costs incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any taxes, when due;

(bb) all assessments which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in a commercially reasonable number of installments and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid;

(cc) except while making repairs or as needed on an emergency basis, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which, if purchased, the costs of which would be excluded from Operating Expenses as a capital expenditure or which equipment would otherwise be excluded from the definition of Operating Expenses;

(dd) any costs or expenses relating to new development or a material change of use on or about the Land, including any costs to satisfy entitlement or development conditions or other agreements relating to the development, entitlement, construction or financing of the Land;

(ee) costs of correcting any structural defects in the Building;

(ff) cost of correcting any violations of Laws existing as of the Commencement Date;

(gg) any expenses for repairs or maintenance which are covered by warranties, guarantees or service contracts (excluding any mandatory deductibles);

(hh) any of the following items incurred by Landlord: (1) income tax, excess profits or revenue tax, excise tax or inheritance tax, gift tax, franchise tax, corporation tax, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present Laws; (2) interest or penalties imposed upon Landlord for late payment of real estate taxes, except as provided in 2 above; and (3) real estate taxes resulting from the expansion of the Building or the Exterior Areas or the construction of new buildings or improvements on the Land, other than the Tenant Improvements and Alterations; and

(ii) the Tenant Improvement Costs as described in the Work Letter.

                                   EXHIBIT "C"

                                   EXHIBIT "D"

                             STANDARDS FOR SERVICES

The following standards for and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

Subject to the terms and conditions of the Lease and provided Tenant remains in occupancy of the Premises, Landlord will provide or make available the following services:

1. Landlord shall keep the elevator in good condition and repair, and shall perform repair and maintenance to the elevator and appurtenant systems consistent with practices for similar buildings in the Comparison Market area.

2. Landlord shall keep the Building's HVAC units, ducts and related systems (collectively, the "HVAC System") in good condition and repair, and further shall enter into an HVAC preventative maintenance contract that provides for regular inspections and maintenance of the HVAC System in accordance with industry standards.

3. Landlord shall keep and maintain the Exterior Areas (including the Parking Areas) in good condition and repair, in a manner consistent with similar office buildings in the Comparison Market.

4. Landlord shall provide janitorial services to the Premises Monday through Friday, except for Federal or Washington State holidays, in accordance with the minimum specifications set forth in Schedule "D-1" attached hereto.

5. Subject to Landlord's prior approval of the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at Tenant's sole cost and expense, to install and maintain a security system within the Premises, so long as such system is compatible with the Building Fire Life Safety System; provided that at Tenant's option, such security system may be installed as a part of the Tenant Improvements and paid for in the manner provided under the Lease of which this
Exhibit is a part for payment of the costs of the Tenant Improvements. Tenant shall provide Landlord with access cards, or other access through the security system to the Building.

6. Landlord shall not decrease in any respect the level or quality of services provided to the Premises during the Term.

                                 SCHEDULE "D-1"

                                 SCHEDULE "D-1"

                            JANITORIAL SPECIFICATIONS

CLEANING SPECIFICATIONS

A.    Corridors and Entries

      Daily Services

      1     Sweep and clean building entrances.

      2.    Building telephones will be cleaned and sanitized.

      3.    Clean and remove smudges from entry door glass.

      4.    Clean all entry handles, door plates and metal trim.

      5.    Wipe clean all glass, wood or metal doors and door jams.

      6. Screen and sand urns of butts and debris. Clean container and add sand as needed.

      7. Empty all trash receptacles and replace plastic liner where necessary.

      8.    Remove all debris from landscaped pots and planters.

      9.    Dust and clean all horizontal surfaces under seven feet.

      10.   Dust mop, damp mop or buff tile floors.

      11. Clean and remove smudges and marks on painted walls, where possible without removing the paint, wall coverings and enclosed art work.

      12.   Clean and sanitize all water fountains.

      13.   Wipe clean all directory boards.

      14.   Wipe clean all fire extinguisher cabinets and glass

      15.   Spot clean all elevator doors and call plates.

      16.   Dust and clean all lobby and corridor signage.

      Weekly Services

      1.    Clean and polish all entry metal and sills.

      2.    Dust all ledges.

      3.    Dust and clean or polish all lobby baseboards.

      Monthly Services

      1.    Dust high ceiling corners and entry ways.

      2.    Dust and clean or polish all hallway baseboards.

      Quarterly Services

      1.    Clean all ceiling vents and grills.

      2.    Strip, reseal or refinish common area floors as necessary.

B.    General Offices and Workstations

      Daily Services Unless Otherwise Stated

      1.    Remove hand spots or smudges from entry doors.

      2.    Dust and/or damp mop all non-carpeted areas.

      3.    Vacuum traffic areas and general office space.

      4.    Properly position furniture in conference rooms.

      5. Remove fingerprints and smudges from all walls, partitions, desks, cabinets and doors, light switch covers and doorknob handles twice a week.

      6. Empty all wastebaskets and carry trash to designated areas for removal. Replace plastic liners as needed.

      7.    Clean and wash all lunchroom table tops and counter cabinets.

      Weekly Services Unless Otherwise Stated

      1. Thoroughly vacuum entire carpet areas. Remove staples and other debris. Two times a week.

      2.    Dust all ledges, files baseboards and sills under 7 feet monthly.

      Monthly Services Unless Otherwise Stated

      1.    Dust all ledges, moldings, picture shelves, etc. over 7 feet.

      2.    Brush down and clean all vents and grills.

                                 SCHEDULE "D-1"

      3. Strip, clean and apply floor dressing to all composition floors yearly.

      4.    Scrub and refinish all tile floors quarterly.

C.    Restrooms

      Daily Services

      1.    Clean and damp-mop floors.

      2. Dust, clean and wash where necessary all partitions, tile walls, dispensers, and receptacles.

      3. Clean underside rims of urinals, toilet bowls nightly, removing scale and stains, wash both sides of toilet seats with soap and water disinfectant.

      4. Empty, clean, sanitize and polish all paper dispensers, replacing liners as necessary.

      5.    Clean all mirrors.

      6. Damp wipe all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean out covers and door knobs.

      7.    Spot clean with disinfectant all partitions and tile walls.

      8. Fill all dispensers with soap, towels, toilet paper and sanitary napkins.

      9. Report all burned out lights, leaking faucets, running plumbing or other maintenance needs.

      10. Janitor carts will not be brought into restroom areas or used to prop open doors. Carts can be parked outside the restroom doors.

      11. Restroom doors will be propped open with a rubber stop and sign indicating restroom closed for cleaning, placed outside.

      Weekly Services

      1.    Wash all waste containers and disinfect.

      2.    Clean and polish all doors, door plates and hardware.

      3.    Wash down partitions inside and out and disinfect.

      Monthly Services

      1.    Detail all toilet compartments and fixtures.

      2.    Brush and clean all grills and vents.

      3.    Dust ledges and base boards every other month.

      Yearly Services

      1.    Strip and apply new finish to tile floors.

                                 SCHEDULE "D-1"

                                   EXHIBIT "E"

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

____________________________
____________________________
____________________________
Attention:__________________
____________________________
________________________________________________________________________________
                                 (Space Above This Line For Recorder's Use Only)

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

            THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), is made and entered into as of the ___ day of ___________, 200_, by and among EMULEX DESIGN & MANUFACTURING CORPORATION, a Delaware corporation ("Tenant"), whose address is 3333 Susan Street, Costa Mesa, California 92626,
Attention: EVP HR & Facilities and General Counsel, 24000 Development LLC, a Washington limited liability company ("Landlord"), whose address is ________________________________________________, and _________________, a
________ ("Lender"), whose address is _____________________.

            A. Lender has agreed to make a mortgage loan (the "Loan") to Landlord secured by a deed of trust (the "Deed of Trust") on Landlord's interest in the real property legally described in Exhibit "A" attached hereto (the "Premises")

            B. Tenant is the present lessee under that certain lease, dated as of August __, 2005, made by and between Tenant, as Tenant, and Landlord, as Landlord, demising a portion of the Premises and other property (said lease as so amended being referred to as the "Lease"); and

            C. Subject to the terms and conditions of this Agreement, Tenant has agreed to subordinate its interest in the Lease to the lien of the Deed of Trust so long as, among other things, Lender agrees not to disturb Tenant's possession of the portion of the Premises covered by the Lease (the "Demised Premises").

            NOW, THEREFORE, the parties hereby agree as follows:

            1. Subordination. Subject to the terms and conditions hereinafter set forth, the Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises, are hereby subjected and subordinated to the lien of the Deed of Trust, and to any renewal, substitution, extension, modification or replacement thereof.

                                   EXHIBIT "E"

            2. Tenant Not To Be Disturbed. So long as Tenant is not in default (beyond any period given Tenant by the terms of the Lease to cure such default) in the payment of rent or additional rent or performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, (a) Tenant's possession of the Demised Premises, and its rights and privileges under the Lease shall not be diminished or interfered with by Lender, and (b) Lender will not join Tenant as a party defendant in any action or proceeding foreclosing the Deed of Trust unless such joinder is necessary to foreclose such Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease. Lender represents and warrants that it has received and reviewed a copy of the Lease.

            3. Tenant to Attorn To Lender. If the Premises shall be sold by reason of foreclosure (whether judicial or non judicial) or other proceedings brought to enforce the Deed of Trust, or the Premises shall be transferred by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct lease between the then owner of the Premises, who shall succeed to the rights and duties of the Landlord, and Tenant for the balance of the term thereof. Tenant shall attorn to Lender or any other such owner as its Landlord, said attornment to be effective and self operative without the execution of further instruments; provided, however, that Lender or any such other owner shall not be (a) personally liable for any act or omission of Landlord or any prior landlord which cannot be cured; (b) subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord except to the extent of Tenant's right to offsets set forth in the Lease; (c) required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which Tenant might have paid Landlord or any prior landlord, excluding any reconciliations as provided for in the Lease; or (d) liable for the return of any security deposit unless and only to the extent such security deposit shall have been actually received by Lender. Tenant hereby agrees that upon the occurrence of any default under the Loan or the documents evidencing or securing the same, and in the event of a demand on Tenant by Lender, or its successors and assigns, for the payment to Lender or its successors and assigns of the rent due under the Lease, Tenant will pay said rent to Lender and Landlord hereby consents to said payment and releases Tenant from any and all liability, damages, or claims in connection with any such payment or payments. Landlord agrees that receipt by Tenant of any such demand shall be conclusive evidence of the right of Lender to the receipt of said rental payments. Tenant shall be under no obligation to pay rent to Lender or any such other owner until Tenant receives written notice from Lender or any such other owner.

            4. Notice of Default. If Landlord is in material default of one or more of its obligations under the Lease, Tenant agrees to give written notice thereof to Lender. Tenant further agrees that Lender shall have the right, but not the obligation, to cure such default within thirty (30) days or if such default cannot be cured within that time, then such additional time as may be reasonably required to complete such cure, provided, that Lender commences such cure during the initial thirty (30) day period and thereafter diligently prosecutes such cure to completion.

            5. Notice of Discharge. Landlord shall give notice to Tenant of the reconveyance or other release of the Deed of Trust within thirty (30) days after the date the reconveyance or other release is recorded.

            6. Limitation. This Agreement shall not apply to any equipment, inventory, merchandise, furniture, fixtures or other personal property owned or leased by Tenant which is now or hereafter placed or installed on the Demised Premises, and Tenant shall have the full right to remove said property at any time during or at the expiration of the Lease term.

            7. Notices. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an

                                   EXHIBIT "E"
express mailing service) or by mail, if sent by registered or certified mail, to the parties at their addresses set forth above. The addresses to which notices shall be sent may be changed by any party by notice given pursuant to this paragraph.

            8. Successors And Assigns. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and shall inure to the benefit of the parties hereto and their representatives, successors and assigns.

            9. Miscellaneous. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors in interest. Nothing in this Agreement shall in any way impair or affect the lien created by the Deed of Trust or the other lien rights of Lender.

            10. Counterparts. This Agreement may be executed in counterparts which together shall constitute but one and the same original.

            [balance of this page left blank; signature page follows]

                                   EXHIBIT "E"

          IN WITNESS WHEREOF, the parties hereto have each caused this Subordination, Non-Disturbance and Attornment Agreement to be executed as of the date first above written.

                                        "Lender"

                                        ________________________________________
                                        Its:

                                        "Landlord"

                                        24000 Development LLC, a Washington
                                        limited liability company

                                        By: ____________________________________
                                            Stavros Anastasiou, Manager

                                        "Tenant"

                                        EMULEX DESIGN & MANUFACTURING
                                        CORPORATION, a Delaware corporation

                                        By:
                                        By: ____________________________________
                                        Name: __________________________________
                                        Its: ___________________________________

[NOTARY BLOCKS TO BE ATTACHED PRIOR TO EXECUTION]

                                   EXHIBIT "E"

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PREMISES

      Lot 6, QUADRANT MONTE VILLA CENTER, according to the Plat thereof recorded in Volume 54 of Plats, Pages 165 through 169, inclusive, in Snohomish County, Washington.

                                 EXHIBIT "A" TO
                                   EXHIBIT "E"

                                  EXHIBIT "F-1"

                           TENANT ESTOPPEL CERTIFICATE

The undersigned, __________________________________________________ ("Tenant"),
hereby certifies to _______________________________________________________, as
follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated _____________________, between _____________________________, a __________
_________________________________ ("Landlord") and Tenant (the "Lease"),
regarding the premises located at ______________________________________________
________________________________ (the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 4 below.

2. The Term of the Lease commenced on __________________, __.

3. The Term of the Lease will expire on _________________________, __.

4. The Lease has: (Initial one)

(           ) not been amended, modified, supplemented, extended, renewed or assigned.

(           ) been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:

________________________________________________________________________________
_______________________________________________________________________________.

5. Tenant has accepted and is now in possession of the Premises.

6. Tenant and Landlord acknowledge that Landlord's interest in the Lease will be assigned to ________________________________and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written notice is given to ___________________________________, and that until further notice, payments under the Lease may continue as heretofore.

7. The amount of Monthly Base Rent is $__________________________________.

8. The amount of Security Deposit (if any) is $__________________________. No other security deposits have been made except as follows: ____________________
______________________________________________________________________________.

9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows: __________
______________________________________________________________________________.

10. All work required to be performed by Landlord under the Lease has been completed except as follows: _________________________________________________.

11. To the actual knowledge of Tenant, There are no Defaults on the part of the Landlord under the Lease except as follows: __________________________________
______________________________________________________________________________.

                                  EXHIBIT "F-1"

12. To the actual knowledge of Tenant, Tenant has NO defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows: _________________________________________________
________________________________________________________________________.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows: _______________________________________
___________________________________________________________.

14. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ____________________ is relying upon the representations herein made in funding a loan to Landlord in purchasing the Premises.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ___________________________, 2____.

TENANT:

________________________________________
a_______________________________________

By: ____________________________________                 SAMPLE ONLY
    Print Name: ________________________             [NOT FOR EXECUTION]
    Print Title: _______________________

By: ____________________________________
    Print Name: ________________________
    Print Title: _______________________

                                  EXHIBIT "F-1"

                                  EXHIBIT "F-2"

                          LANDLORD ESTOPPEL CERTIFICATE

The undersigned, __________________________________________________("Landlord"),
hereby certifies to                                                       , as
follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated _____________________, between ____________________________, a ___________
("Landlord") and Tenant (the "Lease"), regarding the premises located at
________________________________________________________________________________
(the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 4 below.

2. The Term of the Lease commenced on ________________ , __.

3. The Term of the Lease will expire on ________________ , __.

4. The Lease has: (Initial one)

(           )    not been amended, modified, supplemented, extended, renewed or assigned.

(           )    been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto: ______________________________________________________________.

5. The amount of Monthly Base Rent under the Lease is $________________________.

6. The amount of Security Deposit (if any) is $__________________________. No other security deposits have been made except as follows:_______________________
_____________________________________________________________________________.

7. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows: ____________
______________________________________________________________________________.

8. Except for defaults that have been fully cured by Tenant, Landlord has not delivered written notice of any default under the Lease to Tenant, except as follows:________________________________________________________________________
___________________________________________________________________ .

9. To Landlord's actual knowledge, without investigation or inquiry, Tenant is not in default under the Lease and no conditions exist which, with the giving of notice or the passage of time, would constitute a Default by Tenant under the Lease, except as follows:_______________________________________________________
_______________________________________________________________________________.

                                  EXHIBIT "F-2"

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ___________________________, 2____.

LANDLORD:

________________________________________
a_______________________________________

By: ____________________________________                 SAMPLE ONLY
    Print Name:_________________________              [NOT FOR EXECUTION]
    Print Title:________________________

                                  EXHIBIT "F-2"
                                      -2-